                                                                  Exhibit 2





                        SECOND AMENDED AND RESTATED

          STOCK AND WARRANT PURCHASE AND SHAREHOLDERS' AGREEMENT







                            Media General, Inc.

                  Affiliated Newspapers Investments, Inc.

                          Denver Newspapers, Inc.






                               May 20, 1994

                             TABLE OF CONTENTS


Table of Contents                                                      i

LISTS OF EXHIBITS                                                    iii

     1.   Termination OF ORIGINAL AGREEMENT AS TO CERTAIN
          PARTIES; AMENDMENTS TO CERTIFICATE OF lNCORPORATION...........3

          1.01 Termination of Original Agreement as to Certain
               Parties..................................................3

          1.02 Amendment of Certificate of Incorporation................3

          1.03 Additional Securities....................................3

2.   CONDITIONS TO PARTIES' OBLIGATIONS PURSUANT TO SECTION 1
     OF THIS AGREEMENT..................................................4

     2.01 Conditions to Media General's Obligations.....................4

     2.02 Conditions to ANI's Obligation................................5

3.   SALE OR TRANSFER OF STOCK..........................................5

     3.01 Restrictions..................................................5

     3.02 Permitted Transfers...........................................6

4.   ANI'S AND DNI'S RIGHT OF FIRST PURCHASE IN CONNECTION
     WITH PROPOSED PUBLIC OFFERINGS AND RULE 144
          SALES BY MEDIA GENERAL........................................7

     4.01 Proposed Public Offerings by Media General....................7

     4.02 Proposed Rule 144 Sales by Media General......................8

5.   SHAREHOLDERS' OPTION TO PURCHASE STOCK.............................9

     5.01 Option to Purchase............................................9

     5.02 Required Notice...............................................9

     5.03 Scope of Remaining Shareholder's Options......................10

     5.04 Exercise......................................................ll

                                     i

     5.05 Bona Fide Non-Cash Third Party Offers.........................11

     5.06 Failure To Exercise...........................................12

     5.07 Payment of Purchase Price.....................................12

6.   RESTRICTIVE LEGEND.................................................16

     6.01 Form of Legend................................................16

     6.02 Removal of Legends............................................17

     6.03 Exercise of Warrant...........................................18

7.   REPRESENTATION AND WARRANTIES......................................18

     7.01 By the ANI Parties............................................18

     7.02 By Media General..............................................22

8.   GENERAL COVENANTS..................................................22

     8.01 Applicability of Covenants....................................22

     8.02 Affirmative Covenants.........................................23

     8.03 Negative Covenants............................................27

     8.04 Additional Negative Covenants for Media General's Benefit.....29

9.   MISCELLANEOUS......................................................30

     9.01 Indemnification...............................................30

     9.02 Notices.......................................................30

     9.03 Equitable Relief..............................................31

     9.04 The Original Agreement........................................31

     9.05 Successors and Assigns........................................31

     9.06 Brokers and Expenses..........................................32

     9.07 Waivers.......................................................32

     9.08 Announcement..................................................32

                                    ii

     9.09 Captions and Pronouns.........................................33

     9.10 Choice of Law.................................................33

     9.11 Preemptive Rights Waiver......................................33

     9.12 Additional Provisions Re Sale of Class A and Class
          B Common Stock Tag - Along Rights.............................33

     9.13 Registration Rights...........................................37

     9.14 Facsimile Signatures; Counterparts............................37

                        SECOND AMENDED AND RESTATED
          STOCK AND WARRANT PURCHASE AND SHAREHOLDERS' AGREEMENT

     This Agreement is made as of this 20th of May, 1994, by and among Media General, Inc., a Virginia corporation ("Media General"), Affiliated Newspapers Investments, Inc., a Delaware corporation ("ANI"), and Denver Newspapers, Inc., a Delaware corporation ("DNI" or the "Company"), amending and restating the Agreement among Media General, DNI and The Singleton Family Irrevocable Trust by Howell E. Begle, Jr. and Patricia Robinson, Trustees (the "Singleton Trust"), The Scudder Family 1987 Trust by Jean L. Scudder, Trustee (the "Scudder Trust"), Charles Scudder, Jean L. Scudder, individually and as voting trustee under The Scudder Family Voting Trust Agreement For Denver Newspapers (collectively, the "Scudder Shareholders"), and Garden State Newspapers, Inc., a Delaware corporation ("Garden State"), originally made as of December 1, 1987 and as amended and restated by such parties on December 10, 1992 (the "Original Agreement") (Media General, ANI and the Company are sometimes collectively referred to herein as the "Parties" and ANI and Media General are sometimes individually referred to as a "Shareholder" and collectively as the "Shareholders").
     WHEREAS, pursuant to a Stock Contribution Agreement dated as of the date hereof among the Singleton Trust, the Scudder Shareholders, various other parties and ANI, the Singleton Trust and the Scudder Shareholders have contributed to ANI all of the outstanding Class B common stock, par value $1.00 per share (the "Class B Common Stock"), of the Company and received in exchange therefore common stock of ANI (the "ANI Common Stock"); and
     WHEREAS, pursuant to an Exchange Agreement dated as of the date hereof between Garden State, an affiliate of the Company, and Media General (the "Exchange Agreement"), Media General has acquired 1,200 shares of the Company's 9% cumulative preferred stock, par value $.01 per share and stated value $25,000 per share (the "9% Preferred Stock"); and
     WHEREAS, ANI now owns all of the issued and outstanding common stock of the Company, consisting of 60 shares of Class B Common Stock, and Media General owns (i) a warrant (the "Warrant") to purchase, for $40,000, that number of shares of Class A common stock, par value $ 1.00 per share of the Company (the "Class A Common Stock" and, together with the Class B Common Stock, the "Common Stock"), which will, upon exercise of the Warrant, equal 40% of all issued and outstanding shares of common stock of the Company and
(ii) all of the issued and outstanding shares of 9% Preferred Stock, such Class B Common Stock and 9% Preferred Stock constituting all of the outstanding capital stock of the Company; and
     WHEREAS, concurrent with the execution of this Agreement, the Note Repurchase and Master Agreement dated as of December 10, 1992 by and among the Company, The Times Mirror Company and various other parties (the "Times Mirror Agreement") has been terminated; and
     WHEREAS, simultaneously with the execution of this Agreement, the Company will cause Denver Media Holdings, Inc. ("DMHI"), its wholly-owned subsidiary, to merge with and into the Company (the "DNI Merger"), with the Company being the surviving corporation; and
     WHEREAS, simultaneously with the execution of this Agreement, the Denver Post Stockholders' Agreement dated as of December 10, 1992 among DMHI, The Times Mirror Company, the Company, the Singleton Trust and the Scudder Shareholders shall have been terminated as of the date hereof; and

     WHEREAS, simultaneously with the execution of this Agreement, the Credit Agreement dated as of January 12, 1990 as amended and restated as of December 12, 1992 among North Jersey Newspapers Company, NJN Holdings, L.P., Affiliated Newspapers Investment Company, the bank parties thereto and Bankers Trust

Company as Agent (the "NJN Credit Agreement") has been terminated as of the date hereof; and
     WHEREAS, in consideration of the consummation of the transactions contemplated by the Stock Contribution Agreement and the Exchange Agreement, (i) the Parties, the Singleton Trust, the Scudder Shareholders and Garden State wish to terminate the Original Agreement as to the Singleton Trust, the Scudder Shareholders and Garden State and (ii) ANI, Media General and the Company wish to amend and restate the Original Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto mutually agree as follows:
     1. TERMINATION OF ORIGINAL AGREEMENT AS TO CERTAIN PARTIES; AMENDMENTS TO CERTIFICATE OF INCORPORATION
     1.01 Termination of Original Agreement as to Certain Parties. The Parties to this Agreement, and the Singleton Trust, the Scudder Shareholders and Garden State, hereby agree that, as of the date hereof, the Original Agreement is terminated as to the Singleton Trust, the Scudder Shareholders and Garden State, except for the representations and warranties of such Parties in Section 7 hereof.
     1.02 Amendment of Certificate of Incorporation. The Parties hereby agree that, concurrent with execution of this Agreement, they will cause the current Certificate of Incorporation of DNI to be restated and amended in the form appended as Exhibit A to this Agreement.
     1.03 Additional Securities. The Parties hereby agree that, except as provided in Section 3(g) of the Registration Rights Agreement attached as Exhibit B hereto (the "Registration Rights Agreement") and except for the shares of Class A Common Stock which Media General has the right to acquire by exercise of the Warrant, and other than the issuance of (i) shares of Class A Common Stock solely in exchange for shares of Class B Common Stock, on a share for share basis, and (ii) shares of Class B Common Stock solely in exchange for Class A Common Stock on a share for share basis, each as authorized by the Corporation's Second Amended and Restated Certificate of Incorporation, no other equity securities of DNI shall hereafter be issued, or class of securities convertible into equity securities of DNI created, or obligations of DNI to issue additional equity securities incurred.
     2.   CONDITIONS TO PARTIES' OBLIGATIONS PURSUANT TO SECTION 1 OF THIS
          AGREEMENT
     2.01 Conditions to Media General's Obligations. Media General's obligations pursuant to Section 1.01 of this Agreement shall be subject to the satisfaction of the following conditions (which may only be waived by a separate written instrument by Media General with respect thereto):
          (a) ANI shall have purchased all of the Class A Common Stock and Series A and Series C Preferred Stock of Garden State and the Warrant in accordance with the terms of the Stock and Warrant Purchase Agreement dated as of the date hereof by and between Media General and ANI (the "Media General Stock and Warrant Purchase Agreement");

          (b) each of the conditions set forth in Section 3 of the letter agreement dated March 16, 1994 among ANI, Garden State and Media General (the "Letter Agreement") shall have been satisfied or waived by a separate written instrument by Media General;
          (c) each of the parties (other than Media General) to the Operative Documents (as defined below) shall have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Time under the Operative Documents. As used herein, "Operative Documents" means this Agreement (including the Registration

Rights Agreement attached hereto as Exhibit B), the Letter Agreement and the Stock and Warrant Purchase Agreement;
          (d) all of the representations and warranties of DNI, the Scudder Shareholders, the Scudder Family Voting Trustees, the Singleton Trust and ANI (the "ANI Parties"), set forth in Section 7 hereof shall be true and correct; and
          (e) Media General shall have received (1) an opinion addressed to it and dated as of the Closing Time from Verner, Liipfert, Bernhard, McPherson and Hand to the effect set forth in Exhibit C and (2) such other closing certificates and documents, in form and substance reasonably acceptable to Media General, as it may reasonably request.
     2.02 Conditions to ANI's Obligation. ANI's obligations pursuant to
Section 1.01 of this Agreement shall be subject to the satisfaction of the following conditions (which may only be waived by a separate written instrument by ANI with respect thereto):
          (a) ANI shall have purchased all of the Class A Common Stock and Series A and Series C Preferred Stock of Garden State and the Warrant in accordance with the terms of the Stock and Warrant Purchase Agreement; and
          (b) all of the representations and warranties of Media General set forth in Section 7 hereof shall be true and correct; and none of the covenants of Media General set forth in Section 8 hereof shall have been breached.
     3.   SALE OR TRANSFER OF STOCK
     3.01 Restrictions. Neither ANI nor Media General shall sell, transfer, assign, pledge, give away or otherwise dispose of, alienate, or encumber in any manner (each, a "Transfer") any interest in any shares of any class, now or hereafter authorized of the Common Stock or Preferred Stock of DNI (any such interest in Common Stock or Preferred Stock of DNI, including the Warrant and the shares of Class A Common Stock issued or issuable on exercise of the Warrant, being hereinafter referred to as the "Stock") owned by any of them, other than as hereinafter expressly provided in this Agreement, except (i) with the prior written consent of the other Parties, which may be granted or withheld in the sole and absolute discretion of such other Parties, or (ii) pursuant to Section 3.02, 4 or 5 hereof. Any attempt to Transfer any of the Stock in violation of this Agreement shall be void and of no effect and shall not be recognized or recorded in the stock transfer books of DNI.
     3.02 Permitted Transfers. The following transfers of shares of the Stock are permitted:
          (a) ANI may Transfer shares of the Stock to any business entity controlled (directly or indirectly) by ANI, but any shares so Transferred shall continue to be subject to this Agreement.

          (b) Media General may Transfer shares of the Stock to any business entity controlled (directly or indirectly) by Media General or the
D. Tennant Bryan Media General Trust or any beneficiaries thereof, but any shares so transferred shall continue to be subject to this Agreement.
          (c)  ANI may Transfer Stock to Media General as provided in
Section 5 hereof and Media General may Transfer Stock to ANI as provided in Sections 4 and 5 hereof.
          (d) Subject to its having complied with the provisions of Sections 4 and 5 hereof, as applicable, any Shareholder may Transfer shares of the Stock to third parties but any such purchaser shall (except as provided in Section 3.02(e)) take the shares of the Stock subject to all of the terms and conditions and restrictions of this Agreement.
          (e) Subject to its having complied with Section 4 hereof, Media General may Transfer shares of Common Stock to third parties in a public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to Rule 144 under the Securities Act, and any transferee of such shares (including any subsequent transferee) shall take such shares free of the restrictions of this Agreement.

     4. ANI's AND DNI'S RIGHT OF FIRST PURCHASE IN CONNECTION WITH PROPOSED PUBLIC OFFERINGS AND RULE 144 SALES BY MEDIA GENERAL
     4.01 Proposed Public Offerings by Media General. If Media General desires to sell any of its Common Stock in a public offering to be registered under the Securities Act, Media General shall deliver to ANI and DNI written notice of such desire (a "Notice of Proposed Public Offering"), describing the Common Stock proposed to be sold in such offering (the "Offered Shares"), the proposed effective date, and the proposed price per share of such public offering (The "Proposed Offering Price"). The Notice of Proposed Public Offering shall constitute an option for first ANI, and then DNI, to purchase all, but not less than all, of the Offered Shares at the Proposed Offering Price, payable in cash. Exercise of the option shall be made by giving written notice of such exercise (the "Exercise Notice") to Media General not more than 30 days after receipt of the Notice of Proposed Public Offering. Such Exercise Notice shall set forth a closing date, which shall be not less than 10 nor more than 90 days after the date of the Exercise Notice. If no Exercise Notice is timely given or is not given with respect to all of the Offered Shares to which the Notice of Proposed Public Offering relates, Media General may, at any time within six months immediately following the later of (i) the date the registration statement in respect of such public offering is declared effective by the Securities and Exchange Commission (the "SEC") or (ii) the expiration of the time in which the Exercise Notice could be given (or such prior time as ANI or DNI, as the case may be, shall in writing advise Media General of its election not to exercise the right of first purchase), sell the Offered Shares in a public offering registered under the Securities Act, provided, however, that (i) any such public offering shall be at a price per share or other unit not lower than 90% of the Proposed Offering Price, and (ii) if such price (for purposes of this subsection, the "Revised Price") shall be lower than 90% of the Proposed Offering Price, first ANI, and then DNI, shall have the option to purchase all, but not less than all, of the Offered Shares subject to such Notice of Proposed Public Offering at a price equal to 110% of the Revised Price, payable in cash, which option may be exercised only during the 10 days beginning on the day after receipt of a written notice from Media General indicating the Revised Price.
     4.02 Proposed Rule 144 Sales by Media General. If Media General desires to sell any of its Common Stock pursuant to Rule 144 under the Securities Act, Media General shall deliver to ANI and DNI written notice of such desire (a "Notice of Proposed 144 Sale") describing the Common Stock proposed to be sold in such offering (the "Offered 144 Shares") and the proposed purchase price per share of the Offered 144 Shares (the "Proposed Sale Price"). The Notice of Proposed 144 Sale shall constitute an option for first ANI, and then DNI, to purchase all, but not less than all, of the Offered 144 Shares at the Proposed Sale Price, payable in cash. Exercise of the option shall be made by giving written notice of such exercise (a " 144 Exercise Notice") to Media General not more than 30 days after receipt of the Notice of Proposed 144 Sale. The 144 Exercise Notice shall set forth a closing date, which shall be not less than 10 nor more than 90 days after the date of the 144 Exercise Notice. If no 144 Exercise Notice is timely given or is not given with respect to all of the Offered 144 Shares to which the 144 Exercise Notice relates, Media General may, at any time within 30 days immediately following the expiration of the time in which the 144 Exercise Notice could be given (or such prior time as ANI or DNI, as the case may be, shall in writing advise Media General of its election not to exercise the right of first purchase), sell the Offered 144 Shares pursuant to Rule 144, provided, however, that (i) any such sale shall be for a price per share or other unit not less than 90% of the Proposed Sale Price and (ii) if such price (for purposes of this subsection, the "Revised Price") shall be lower than 90% of the Proposed Sale Price first ANI, and then DNI, shall have the option to purchase all, but not less than all, of the Offered 144 Shares subject to such Notice of Proposed 144 Sale at a price equal to 110% of the Revised Price, payable in cash, which option may be exercised only during the 10 days beginning on the day after receipt of a written notice from Media General indicating the Revised Price.

     5.   SHAREHOLDERS' OPTION TO PURCHASE STOCK

     5.01 Option to Purchase. Except as otherwise provided in Sections 3 and 4 of this Agreement, should ANI or Media General (ANI or Media General being hereinafter referred to, for purposes of this Section 5, as a "Selling Shareholder") desire to Transfer rights in all or any part of the Selling Shareholder's Stock, whether the Selling Shareholder desires to initiate a disposition or is responding affirmatively to an offer to purchase, before doing so the Selling Shareholder first shall permit the other Shareholder (the "Remaining Shareholder") to exercise a first option to purchase the shares of Stock which the Selling Shareholder desires to Transfer, in accordance with the provisions of this Section. Nothing in this Agreement shall be deemed to restrict or prohibit a Shareholder from soliciting third parties to purchase its Stock prior to offering the same to the Remaining Shareholder, but no sale to a third party may be consummated until such Stock has been offered to the Remaining Shareholder in accordance with this Agreement.
     5.02 Required Notice. Upon deciding to Transfer all or any rights in all or any part of his Stock, whether the Selling Shareholder desires to initiate a disposition, or is responding affirmatively to an offer to purchase, except as otherwise expressly authorized pursuant to Sections 3 and 4 of this Agreement, the Selling Shareholder shall simultaneously notify DNI and the Remaining Shareholder of its intended disposition. Such notices shall contain a complete description of the proposed transaction, including the identity of any proposed transferee, the purchase price (the "Purchase Price") offered by the Selling Shareholder or proposed by a bona fide third party transferee (in the event such offer is a non-cash offer (in whole or in part) it must first be given a present cash value pursuant to Section 5.05 herein), and all other material terms of such disposition. Such notices shall also specify whether the Selling Shareholder is only willing to sell all of his Stock, or is willing to sell only a portion thereof, and such specifications shall control the scope of any option to purchase thereunder.
     5.03 Scope of Remaining Shareholder's Options.
          (a) If the Selling Shareholder is Media General, then ANI shall have the first option to purchase the shares of Stock being sold by Media General; provided, however, that Media General may require that any purchases shall in the aggregate be not less than all (or any specified portion) of its Stock being sold.
          (b) If the Selling Shareholder is ANI, then Media General shall have the first option to purchase the shares of Stock being sold by ANI; provided, however, that ANI may require that any purchases shall in the aggregate be for not less than all (or any specified portion) of its Stock being sold.
          (c) If the notices giving rise to the option have specified that all (or a specified portion) of the interests offered must be purchased in the aggregate, and the option exercised is for less than the minimum interests specified in the notices, then the exercise of such option shall be void and of no effect, and the Selling Shareholder may proceed with a sale pursuant to Section 5.06 hereof in the same manner as if the option had not been exercised. Any notice given pursuant to this Section 5 or
Section 4 shall be given as provided in Section 9.02 of this Agreement. Any provision of any shareholder agreement or voting trust or voting agreement with respect to DNI heretofore entered into among any of the parties hereto or their predecessors in interest, creating rights of first refusal or options to purchase with respect to DNI stock, are hereby superseded by this Agreement and all such provisions of such prior agreements are null and void and of no further force or effect.

     5.04 Exercise. Upon receipt of a notice from a Selling Shareholder pursuant to Section 5.02, the Remaining Shareholder shall thereupon have the first option to purchase all, but not less than all, of such shares tendered at the Purchase Price. This option to purchase must be exercised by the Remaining Shareholder within 30 days after receipt of the notice delivered pursuant to Section 5.02 herein. Any exercise of an option to purchase Stock by the Remaining Shareholder shall be made by notice in writing to the Selling Shareholder, with copy to DNI, given within such 30-day period.
     5.05 Bona Fide Non-Cash Third Party Offers. If a Selling Shareholder has received a bona fide third party non-cash offer for the shares of Stock it proposes to sell and the Selling Shareholder and the Remaining Shareholder cannot agree on the cash value of such non-cash offer, then two qualified independent appraisers, knowledgeable in the appropriate industry, one to be appointed by the Selling Shareholder and the other to be appointed by the Remaining Shareholder shall determine the present cash value of the non-cash offer. Such appraisers shall be appointed within 30 business days after receipt by the Remaining Shareholder of a written notice from a Selling Shareholder that it wishes to sell and has received a bona fide non-cash third party offer which must be valued for purposes of calculating the Purchase Price to be included in the Notice required in
Section 5.02 herein; if either party fails to appoint an appraiser within this time period, then its right to do so shall lapse, and the appraisal made by the one independent appraiser who is timely appointed shall be conclusive. If two appraisals are made, and if the higher appraisal does not exceed 110% of the lower, the agreed value of the non-cash offer shall be average of the two. If the two appraisals are further apart, a third appraiser will be selected within 15 business days by the first two appraisers, and the cash value of the non-cash offer will be deemed to be the average of the third appraisal and the one of the first two appraisals which is closer to the third. All appraisals shall be made within 30 days of appointment of an appraiser and written notice of the results of such appraisals shall be given to the parties within such time. Each of the Parties hereto and the Company agrees that it will use its best efforts to provide each appraiser with such information as such appraiser may reasonably require in order to complete its appraisal within 30 days of its appointment. The Selling Shareholder shall pay the fee of the appraiser selected by it, and the Remaining Shareholder shall pay the fee of the appraiser selected by it, with the fee of any third appraiser to be divided equally among them.
     5.06 Failure To Exercise. If the Remaining Shareholder fails to exercise its option to purchase the Selling Shareholder's Stock, the Selling Shareholder shall be free to dispose of such Stock within a 90-day period after the expiration of the Remaining Shareholder's option but not below the Purchase Price offered to the Remaining Shareholder, and not to a different transferee than specified in the notice (if any transferee was so specified), or in a different manner or on different terms. If the Stock is not disposed of within such 90-day period then this right shall lapse and the Selling Shareholder must thereafter recommence the offering process to the Remaining Shareholder if he subsequently wishes to dispose of his shares. For purposes of this Section, a sale shall be deemed made when closing has occurred, and the transfer agent has been requested to record the transfer of Stock in the stock transfer records of DNI. Any person to whom the shares of Stock of the Selling Shareholder are transferred pursuant to this Section 5, following the Remaining Shareholder's failure to exercise its right of first refusal, shall take such shares subject to all the terms and conditions and restrictions imposed by this Agreement.
     5.07 Payment of Purchase Price.
          (a) The purchaser of any Stock under Section 5 of this Agreement shall have the option to pay the Purchase Price in one of three methods. The first method, called Option 1, shall consist of matching the same price or payment terms offered by a bona fide purchaser of the Selling Shareholder (and acceptable to the Selling Shareholder) The second method, called Option 2, shall consist of full payment of the purchase price either by a wire transfer of immediately available federal funds to a bank account designated by the Selling Shareholder or by delivery of shares of the publicly traded Class A common stock of Media General (valued at the average of its publicly traded price for the 30 calendar days preceding the date of delivery) or by a combination thereof, upon a date mutually selected by the Selling Shareholder and the purchaser which is not less than ten (10) nor more than 120 days after the date the Selling Shareholder gives notice of his intent to transfer his Stock under
Section 5.02 of this Agreement (such date being herein referred to as the "Closing Date").
          (b)  The third method of payment for Stock pursuant to this
Section 5, called Option 3, shall consist of paying not less than twenty-five percent (25%) of the total purchase price in cash on the Closing Date, and by giving the Selling Shareholder the purchaser's promissory note for the balance of the purchase price in not more than 60 equal monthly installments of principal. Simple interest on the unpaid principal balance of the purchase price shall accrue from the Closing Date and shall be payable monthly at the base rate of interest established by Norwest Bank Colorado, National Association, as such rate may change from time to time, but in no event less than the minimum rate of interest that is required under the Internal Revenue Code and the regulations thereunder to avoid the imputation of a higher rate. The first installment of principal and interest shall be due on the first day of the first calendar month following the Closing Date, and such installments shall continue on the first day of each month thereafter until the entire principal balance together with interest thereon have been paid, but in any case for a period of not more than five (5) years from the date of the first installment.
     The purchaser's promissory note shall provide that such note shall be payable in full upon the sale of all or substantially all of the assets used by DNI, Denver Post or any of their direct or indirect subsidiaries in the operation of its or their business, upon the sale of 50% or more of the then outstanding shares of Common Stock of DNI within any 180-day period or, if the maker of the promissory note is ANI, upon the beneficial owners of ANI as of the date of this Agreement ceasing to own beneficially, directly and indirectly, at least 50% of the common equity of ANI or upon the offering of any securities of DNI or any subsidiary of DNI for sale to the public. As used in this paragraph, the term "sale" includes an exchange of assets, Stock for assets or stock, whether or not gain or loss attributable to such transaction is recognized for federal income tax purposes. However, the term "sale" shall not include any transaction by which the Stock or assets of DNI become owned by any of the Parties to this Agreement or any transferee permitted under Section 3.02(a), (b) or (c) hereof or any corporation or other entity that is solely owned by one or more Parties to this Agreement.
     If the purchaser elects Option 3 in order to secure the performance by the purchaser of the obligations under his or its promissory note the purchaser shall place the stock certificate or certificates representing the Stock purchased in escrow with the law firm of Christian, Barton, Epps, Brent & Chappell, 1200 Mutual Building, 909 East Main Street, Richmond, Virginia 23219, or such other person or entity as shall be mutually acceptable to the purchaser and seller, as escrow agent (the "Escrow Agent"), with stock powers duly endorsed in blank, as security for the payment of the unpaid principal balance and interest on the purchaser's promissory note. The Escrow Agent may require the purchaser and seller to execute and deliver an escrow agreement more fully outlining the obligations of the Escrow Agent and otherwise containing terms and conditions typically found in escrow agreements in commercial transactions and not inconsistent with this Agreement. The promissory note given by each purchaser shall provide that upon default in payment of any installment of principal or interest, if such default shall continue for more than 30 days after written notice of default has been given to the purchaser by the holder of the note, the holder of the note at that time may inform the

Escrow Agent in writing of the default, and thereupon, the Escrow Agent shall deliver the stock certificates and accompanying stock powers to the holder of the promissory note.

Upon such delivery (1) all obligations of the Escrow Agent to all of the parties hereunder shall cease and (2) the holder of the promissory note shall be entitled to pursue whatever remedies it may have in law or equity against the purchaser.
     Voting and dividend rights (other than the rights to any liquidated dividend) with respect to the pledged Stock shall be vested in the purchaser while such Stock or Preferred Stock is held in escrow and until there has been a default in payment of interest or principal with respect to the promissory note.
     All Stock pledged hereunder and all the accompanying stock powers shall be returned to the purchaser upon full satisfaction of the promissory note.
     In addition to the provisions for payment contained above in this Section, the purchaser, at its sole option, may prepay any amount of principal or interest due on the purchaser's promissory note at this time, without penalty. Any prepayment shall by applied against the remaining principal installments due under the note to the Selling Shareholder in the inverse order in which such installments fall due. Any prepayment shall be applied first to pay any interest that is in arrears, and then shall be applied to reduce the entire principal balance before any prepayment is applied to interest that is not in arrears.
     (c) Upon receipt of the Purchase Price at the Closing Date, all interest of the Selling Shareholder in the Stock being sold shall terminate, and the Selling Shareholder shall cease to have any further rights as a shareholder in the Stock being sold. At the closing on the Closing Date, the Selling Shareholder shall deliver to the purchaser a certificate or certificates duly endorsed for transfer representing all of the Stock being sold at that date by the Selling Shareholder.

     6.   RESTRICTIVE LEGEND
     6.01 Form of Legend. All certificates for the shares of the Common Stock shall bear the legend set forth in Subsection (a) below, the Warrant shall bear the legend set forth in Subsection (b) below, and the Preferred Stock shall bear the legend set forth in Subsection (c) below, all as follows:
          (a)  On certificates representing the Common Stock:

          "Sale, transfer, assignment, pledge, gift or any other disposition, alienation or encumbrance of the shares represented by this certificate is restricted by the terms of a Second Amended and Restated Stock and Warrant Purchase and Shareholders' Agreement dated as of May 20, 1994 among Media General, Inc., Affiliated Newspapers Investments, Inc., and the Company, which may be examined at the principal office of the Company, and such shares may be sold, transferred, assigned, pledged, given or otherwise disposed of, alienated or encumbered only upon compliance with the terms of that Agreement, which is incorporated herein by reference. "

          "The shares represented by this certificate have not been registered under the Securities Act of 1993 (the 'Act') and may not be offered, sold or otherwise transferred, unless and until
          (i) a registration statement with respect thereto is effective under the Act or (ii) in the opinion of counsel, which opinion is reasonably satisfactory in form and in substance to counsel for the Company, such offer, sale or other transfer is in compliance with the Act and any applicable state securities laws."

          (b)  On the Warrant:

          "Sale, transfer, assignment, pledge, gift or any other disposition, alienation or encumbrance of this Warrant or the shares that are acquired upon the exercise of this Warrant is restricted by the terms of a Second Amended and Restated Stock Warrant Purchase and Shareholders' Agreement dated as of May 20, 1994 among Media General, Inc., Affiliated Newspapers Investments, Inc., and the Company, which may be examined at the principal office of the Company, and this Warrant and all shares acquired upon the exercise of this Warrant may be sold, transferred, assigned, pledged, given or otherwise disposed of, alienated or encumbered only upon compliance with the terms of that Agreement which is incorporated herein by reference."

          "This Warrant has not been registered under the Securities Act of 1933 (the 'Act') and may not by offered, sold or otherwise transferred, unless and until (i) a registration statement with respect thereto is effective under the Act or (ii) in the opinion of counsel, which opinion is reasonably satisfactory in form and in substance to counsel for the Company, such offer, sale or other transfer is in compliance with the Act and any applicable state securities laws."

          (c)  On certificates representing the Preferred Stock:

          "Sale, transfer, assignment, pledge, gift or any other disposition, alienation or encumbrance of the shares represented by this certificate is restricted by the terms of a Second Amended and Restated Stock and Warrant Purchase and Shareholders' Agreement dated as of May 20, 1994, among Media General, Inc., Affiliated Newspapers Investments, Inc. and the Company, which may be examined at the principal office of the Company, and such shares may be sold, transferred, assigned, pledged, given or otherwise disposed of, alienated or encumbered only upon compliance with the terms of that Agreement, which is incorporated herein by reference."

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the 'Act') and may not be offered, sold or otherwise transferred, unless and until
          (i) a registration statement with respect thereto is effective under the Act or (ii) in the opinion of counsel which opinion is reasonably satisfactory in form and in substance to counsel for, the company, such offer, sale or transfer is in compliance with the Act and any applicable state securities laws."

     6.02 Removal of Legends. Those legends set forth in Section 6.01 that are intended to ensure compliance with Sections 3, 4, and 5 of this Agreement shall be removed by the Company, or by the transfer agent and registrar of the Company upon the Company's instructions, from the certificates evidencing any Offered Shares or Offered 144 Shares upon Transfer of such Offered Shares or Offered 144 Shares in connection with a public offering or Rule 144 sale by Media General in accordance with
Section 4.

Those legends set forth in Section 6.01 that are intended to ensure compliance with the Securities Act shall be removed by the Company, or by the transfer agent and registrar of the Company upon the Company's instructions, from the certificates evidencing securities to which either of clause (i) or (ii) apply when (i) a registration statement covering such Stock (and in the case of the Warrant the Common Stock issuable upon exercise thereof) becomes effective under the Securities Act or (ii) the Company receives an opinion of counsel that such restrictions are no longer required on the certificates evidencing such Stock in order to ensure compliance with the Securities Act. When the holder of any Stock is entitled to have one or more of the restrictive legends set forth in
Section 6.01 removed from the certificates evidencing such Stock, the Company shall, or shall instruct its transfer agent and registrar to, issue new certificates evidencing such Stock in the name of the holder not bearing the legends required under Section 6.01 hereof that cease to apply.
     6.03 Exercise of Warrant. Notwithstanding any other provision of this Agreement, DNI, ANI and Media General hereby agree that the only condition to issuance of the required number of shares of Class A Common Stock upon exercise of the Warrant will be the payment to DNI of the sum of $40,000 and the tendering to DNI of the Warrant and the subscription notice attached to the Warrant. Upon notice by the Holder thereof of its intention to exercise the Warrant, the parties hereby agree to promptly take all steps necessary to effect any filings required under Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR") and to respond promptly to any requests for additional information by the Federal Trade Commission or Department of Justice. Furthermore, DNI hereby agrees to pay any filing fees associated with the HSR filing.
     7.   REPRESENTATION AND WARRANTIES
     7.01 By the ANI Parties. The ANI Parties jointly and severally represent and warrant to Media General that:

     (a) All the representations and warranties by DNI made in the Times Mirror Agreement and any other agreements with The Times Mirror Company (whether or not terminated) or any other loan agreements by which DNI and its subsidiaries are presently bound were true and correct at the time made, and such representations and warranties are incorporated by reference herein and made to Media General as of the date hereof to the same extent as if fully set forth herein.
     (b) The Original Agreement was the legal, valid and binding obligation of each of the ANI Parties (other than ANI), legally binding upon them in accordance with its terms, and this Agreement is the legal, valid and binding obligation of each of the ANI Parties, legally binding upon them in accordance with its terms.
     (c) ANI is the legal owner of 60 shares of Class B Common Stock. Such shares of Class B Common Stock, together with the 9% Preferred Stock owned by Media General, constitute all of the currently issued and outstanding capital stock of DNI. All such shares are validly issued, fully paid and nonassessable and free and clear of all liens, claims, options, charges, trusts, security interests and encumbrances, except for the options and encumbrances created by this Agreement. Except as provided in Section 3(g) of the Registration Rights Agreement and, in the Second Amended and Restated Certificate of Incorporation of the Company, and, except for the Warrant, there are no existing options, warrants, calls or covenants to which DNI or ANI, or any affiliate of ANI, is a party requiring the issuance by DNI of any additional shares of any equity security of any class or character.
     (d) None of the information contained in the representations and warranties of the ANI Parties in this Agreement or any of the Operative Documents, or in any of the information delivered or to be delivered to Media General as contemplated by any provision of any of such Agreements contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     (e) DNI has previously delivered to Media General true and correct copies of each of the Operative Documents and all agreements related thereto.
     (f) Upon effectiveness of the DNI merger, DNI will be the owner of all of the issued and outstanding capital stock of the Denver Post, free and clear of all liens, charges, securities, interests and encumbrances except those created in favor of the lenders pursuant to the General Security Agreement and Pledge (Denver Post Stock), dated as of May 20, 1994, from DNI to Norwest Bank Colorado, National Association.
     (g) DNI is duly qualified and in good standing as a foreign corporation authorized to transact business in each jurisdiction where the conduct of its business or the ownership of its property requires such qualification.
     (h) The termination of the rights of the Singleton Trust, the Scudder Trust and the Scudder Family Voting Trust under the Original Agreement pursuant to the provisions of Section 1.01 of this Agreement and the representations and warranties of such Trusts in this Agreement are binding upon such Trusts and each of their beneficiaries without the necessity for any of such beneficiaries to execute this Agreement and the terms hereof that purport to be enforceable against such beneficiaries are so enforceable against each of them.
     (i) The Warrant has been duly and validly authorized, and the Class A Common Stock which will be issued upon exercise of the Warrant will be, at the time of such exercise, validly issued and outstanding and fully paid and nonassessable. Any and all preemptive rights or similar rights on the part of the holder of shares of DNI's capital stock to subscribe to or purchase the Class A Common Stock which may be acquired upon exercise of the Warrant have been waived and such waivers are effective and enforceable. No further approval or authorization by any shareholder of DNI will be required for the issuance of the Class A Common Stock required to be issued upon exercise of the Warrant.

     (j) Each of ANI, DNI and Garden State is a corporation duly organized and validly existing under the laws of the State of Delaware with full corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (k) All consents, approvals, authorizations, qualifications, designations, declarations or filings with any governmental authority on the part of each of the ANI Parties required in connection with the conduct of DNI's business or in connection with the execution, delivery and performance of this Agreement or the issue and delivery to Media General of the Class A Common Stock to be issued upon exercise of the Warrant, have been obtained and are currently effective.
     (1) Neither ANI, Garden State nor DNI is in violation of any provision of its Certificate of Incorporation or By-laws and none of the ANI Parties is in violation or breach of any loan agreement or other material agreement to which any of them is a party, and all consents of any person required to permit the consummation of the transactions contemplated herein or in the Operative Documents have been received and are effective to permit the consummation of all such transactions without the violation of any agreement binding upon any ANI Party.
     (m) There is no action, proceeding or investigation pending or threatened (or any basis therefor known to any ANI Party), that questions the validity of this Agreement, the 9% Preferred Stock, the Warrant (or the Class A Common Stock to be issued upon the exercise thereof), or any action taken or to be taken pursuant hereto or thereto or contemplated hereby or thereby, or that might result, either in any case or in the aggregate, in any material adverse change in the business, prospects, operations, affairs or condition of DNI or in any of its properties or assets, or in any material liability on the part of DNI.
     (n) Each of the trustees of the Singleton Trust and the Scudder Trust, by his or her execution of this Agreement on behalf of his respective trust, represent that he (or he and his co-trustee acting together) has the power under the terms of his respective trust to terminate the rights of the beneficiaries under the Original Agreement and to make the representations and warranties herein contained. Each of the trustees of the Singleton Trust and the Scudder Trust has provided Media with a copy of their respective trust instruments, including all amendments thereto, and will hereafter provide copies to Media of any further amendments to such trust instruments.
     7.02 By Media General. Media General represents and warrants to ANI and DNI that:
     (a) It is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia, with full corporate power and authority to execute, deliver and perform its obligations under this Agreement;
     (b) This Agreement is the legal, valid and binding obligation of Media General, legally binding upon it in accordance with its terms; and
     (c) The execution, delivery and performance of this Agreement by Media General will not violate its Articles of Incorporation, By-laws or any agreement to which it is a party or by which it may be bound, and that any necessary consent of any third party or authorization or any governmental entity which is required for its execution of or delivery and performance under this Agreement has been obtained.
     8.   GENERAL COVENANTS
     8.01 Applicability of Covenants. The covenants set forth in this Section are made for the benefit of Media General, as the holder of the 9% Preferred Stock, the Warrant, the Class A Common Stock to be acquired upon exercise of the Warrant and, in the case of Section 8.02(c) ( 1), (2) and
(3) and 8.03, for the benefit of ANI, as holder of the Class B Common Stock. Such covenants shall also run in favor of any transferee permitted
hereunder of the Stock (other than      (i)  any third party transferee (or
subsequent transferee) of Offered Shares or Offered 144 Shares sold by Media General in connection with a public offering or Rule 144 sale pursuant to Sections 4 and 3.02 (e)).

     8.02 Affirmative Covenants.
     (a) DNI covenants that it will comply, and will cause Denver Post and its direct or indirect subsidiaries to comply, and ANI covenants that it will cause DNI and Denver Post, and their direct or indirect subsidiaries, to so comply, with the covenants set forth in the Times Mirror Agreement and any other agreement with Times Mirror and any other loan agreements by which it and its subsidiaries are presently or may hereafter be bound, and that DNI shall obtain the prior written consent or waiver of Media General to any variations or deviation from the covenants set forth therein (unless, for so long as any amount remains outstanding under such loan agreement, a written waiver or amendment or such other modification shall have been granted or agreed upon by the lenders under such loan agreements of any such variation or deviation), the Parties agreeing that such covenants are incorporated herein by reference for the convenience of the Parties to the same extent as if they were set forth in full herein, and such covenants shall run directly to the benefit of Media General, and shall not terminate upon termination of, or final payment of any indebtedness described in, such agreements, but shall continue in full force and effect, inuring to the benefit of Media General for so long as it is a stockholder or creditor of DNI or any successor thereto; provided, however, that no consent of Media General shall be required for DNI to incur any debt, the purpose of which is to purchase any Stock held by Media General. Notwithstanding the foregoing, during such time as Denver Post is bound by the Loan Agreement of even date herewith between Denver Post and Norwest Bank Colorado, National Association (the "Norwest Loan Agreement"), DNI and Denver Post shall not be required to comply with Sections 8.02 and
8.05 of the Times Mirror Agreement; provided, in the case of Section 8.02, DNI and Denver Post provide Media General with the information required by the other provisions of this agreement and Section 8.2 of the Norwest Loan Agreement.

     (b) ANI and DNI further covenant that they shall immediately inform Media General of any defaults occurring under any of its direct or indirect subsidiaries' loan agreements, or under any other obligation of DNI, Denver Post or any of their direct or indirect subsidiaries in excess of $100,000, and shall continue to keep Media General informed as to the status of such defaults. ANI and DNI shall furnish Media General with copies of all notices and correspondence received or sent by any of them or by DNI's direct or indirect subsidiaries related to any such defaults.
     (c) Each of DNI, ANI and Media General, jointly and severally, hereby covenants and agrees as follows:
     (1) Until such time as the Warrant is exercised and Class A Stock has been issued to Media General (or its permitted successors in ownership), ANI (or its permitted successor in ownership), at any annual meeting of stockholders of DNI or any special meeting at which directors are to be elected (or in any written consent in lieu of any such meeting), will cast or cause to be cast all its votes of Common Stock so as to cause the election of the following persons as directors: (i) four (4) directors to be selected by Media General (or its permitted successor in ownership of the Warrant), and (ii) four (4) directors to be selected by the holders of the Class B Common Stock, in the manner provided in DNI's Certificate of

Incorporation and Bylaws, for a total of eight (8) directors (which shall constitute the entire Board of Directors of DNI).
     (2) If a vacancy with respect to a director originally selected by the holders of the Class B Common Stock, on the one hand, or Media General, on the other, pursuant to the preceding subparagraph, should be created on the Board of Directors of DNI for any reason, including, but not limited to, the death, disability, resignation or removal of such director, such vacancy will promptly be filled by holders of the Class B Common Stock at a special meeting called for that purpose (or by a written consent in lieu of such meeting), and at such special meeting (or by such consent), the holders of the Class B Common Stock (or their permitted successors in ownership) shall cast or cause to be cast all of its or their votes in favor of the replacement director selected by the party who previously selected the director whose death, resignation, etc. created the vacancy. No person who, directly or indirectly, as an employee, director, consultant, or in any other capacity, is engaged in any newspaper publishing business which is in direct competition with any newspaper published by DNI or any of its subsidiaries shall be a director.
     (3) At any annual meeting of stockholders of Denver Post or any special meeting at which directors of Denver Post are to be elected (or in any written consent in lieu of such a meeting) DNI will cast all of its votes of capital stock of Denver Post so that 1/2 of the total number of directors to be elected by such votes shall be persons selected by Media General (or its permitted successors in ownership of the Warrant or the Class A Common Stock) and the other 1/2 shall be Persons submitted jointly by the holders of the Class B Common Stock (or their permitted successors in ownership). Notwithstanding the previous sentence; the number of directors selected by Media General (or its permitted successors in ownership of the Warrant or the Class A Common Stock) and the number of directors selected by the holders of the Class B Common Stock shall always be equal. If a vacancy with respect to a director originally selected by Media General (or its permitted successors in ownership of the Warrant or the Class A Common Stock), on the one hand, or the holders of the Class B Common Stock, on the other, should be created on the Board of Directors of Denver Post for any reason, including, but not limited to, the death, disability, resignation or removal of such director, such vacancy will promptly be filled by DNI at a special meeting called for that purpose (or by a written consent in lieu of such meeting), DNI shall cause to be elected a replacement director selected by the party who previously selected the director whose death, resignation, etc. created the vacancy. No person who, directly or indirectly, as an employee, director, consultant, or in any other capacity, is engaged in any newspaper publishing business which is in direct competition with any newspaper published by Denver Post shall be a director.

     (4) DNI shall cause Denver Post to pay to DNI a sum sufficient to permit DNI to pay all amounts required in order to redeem the 9% Preferred Stock on the Redemption Date (as defined in the Certificate of Incorporation of DNI) and to pay all dividends on the 9% Preferred Stock not prohibited by DNI's and Denver Post's agreements with their institutional lenders.
     (5) DNI shall at all times reserve and set apart and have, free from preemptive rights, a number of shares of authorized but unissued Class A

Common Stock, sufficient to enable it at any time and at all times to fulfill all its obligations under the Warrant.
     (6) DNI will deliver to Media General within 25 days after the end of each month, consolidated balance sheets of DNI as of the end of such month and related consolidated statements of earnings, changes in shareholder's equity and cash flow for such month and for the fiscal year through the end of such month and for the comparable month and period of the prior year, certified by DNI's chief financial officer as presenting fairly the consolidated financial position and results of operations of DNI and its consolidated subsidiaries in accordance with generally accepted accounting principles.
     (7) ANI shall cause DNI to take all actions necessary and appropriate to comply with the covenants contained in this Section 8.02.
     (d) DNI and ANI covenant and agree that notwithstanding the fact that Media General only holds the 9% Preferred Stock and the Warrant, DNI and ANI shall owe to Media General the full scope of fiduciary duties, including, but not limited to, good faith, fairness and fair dealing, which DNI would owe to any of its common stockholders. DNI and ANI also acknowledge that (while DNI is technically not a "close corporation" under Delaware Law) DNI is a closely held corporation, and that as such, the fiduciary duties owed by DNI to Media General and ANI are of the highest degree and character, and ANI owes to Media General the same fiduciary duties which DNI owes to it.

     (e) ANI covenants that it shall cause directors nominated by ANI (i) to vote for declaring and paying to DNI all dividends permitted to be paid under the Norwest Loan Agreement, and (ii) to vote for declaring and paying 9% cumulative dividends on the 9% Preferred Stock on January 1, 1997 and on each January 1 thereafter until the 9% Preferred Stock has been redeemed in full.
     8.03 Negative Covenants. DNI covenants that it shall not, nor shall it permit Denver Post or any direct or indirect subsidiary to do, take or permit any of the following actions, unless the same shall have first been approved (i) by the unanimous approval of all directors then serving on DNI's Board of Directors, or (ii) by unanimous approval of the full Executive Committee of DNI's Board of Directors, or (iii) by Media General (or any permitted successor in ownership to the Warrant) and by the holders of 75% of the Class B Common Stock, and ANI covenants that it shall cause DNI, Denver Post, and any direct or indirect subsidiary of either, to refrain from such actions, unless they have been approved, in the manner provided above:
     (1) Declare and pay any dividends on its common stock unless and until DNI has first or simultaneously declared and paid all unpaid and accumulated dividends on the 9% Preferred Stock; provided, however, that Media General covenants that directors nominated by Media General will not unreasonably withhold their approval for any dividend on the Common Stock proposed by any member of the Board of Directors of DNI following the redemption in full of the 9% Preferred Stock, including the payment of all accrued and unpaid dividends to the date of redemption.
     (2) Purchase or redeem any of its capital stock (except for the 9% Preferred Stock and, subject to compliance with applicable law, Common Stock purchased pursuant to the rights granted to DNI under Sections 4.01 and 4.02 hereof) or make investments in any other person or entity except as otherwise expressly permitted herein.

     (3) Adopt annual capital or annual operating budgets, or make any single capital expenditure in excess of $1,000,000 in any fiscal year.
     (4) Create, establish or acquire any subsidiary, or liquidate or dissolve itself or any subsidiary, or merge or consolidate, or cause or permit any subsidiary to be merged or consolidated, with any corporation, or enter into any transaction under which any class of its stock would be acquired or the stock of any subsidiary would be sold, or sell, lease, encumber, convey, transfer or otherwise dispose of all or any substantial part of its assets or those of any subsidiary, or amend its Certificate of Incorporation or Bylaws, or issue any capital stock not specifically permitted herein, or permit any subsidiary to issue capital stock to any person other than DNI, or elect any directors of any subsidiary, or permit any subsidiary to appoint any committee of its Board of Directors, or acquire or sell any newspaper business.
     (5) Incur any debt which aggregates $1,000,000 or more on a cumulative basis in any fiscal year.
     (6) Fix the level of total compensation for any employee which would be over $175,000 per year.
     (7) Enter into or acquiesce in any agreement which limits or restricts the rights of any of the parties thereto to comply with the provisions of this Agreement.
     (8) Permit any breach of the representations and warranties set forth in Section 7 hereof to occur.
     (9) Appoint independent certified public accountants for DNI, Denver Post, or any other direct or indirect subsidiary.
     (10) Appoint any committee of the Board of Directors of DNI.
     (11) Appoint an appraiser or appraisers for evaluation of any assets purchased directly or indirectly by DNI or any subsidiary.

     (12) Enter into or acquiesce in any agreement which limits or restricts the rights of DNI or ANI to comply with the provisions of this Agreement; or,
     (13) Make any material change in the management of DNI or its subsidiaries, including, but not limited to, hiring, replacing or discharging of the chief executive officer of DNI or Denver Post; or
     (14) Refinance or refund, or amend, supplement, otherwise modify or waive any material term of, any existing loan agreement for borrowed money.
     8.04 Additional Negative Covenants for Media General's Benefit. (a) Without the prior written consent of Media General, DNI covenants and agrees that it shall not, nor shall it permit the Denver Post or any direct or indirect Subsidiary to, enter into or suffer to exist any loan agreement, credit facility or other Debt having any (i) cross-default or cross-acceleration provision that would be triggered by a default on or acceleration of any Debt or other obligation of ANI or any Subsidiary of ANI (other than DNI and its Subsidiaries) or (ii) event of default or change of control provision that would require or permit the acceleration of any obligation or Debt of DNI or any of its Subsidiaries as a result of a change of control of ANI.
     (b) ANI covenants and agrees with DNI and Media General that without Media General's consent, ANI and its Subsidiaries (other than DNI and its Subsidiaries) shall not, directly or indirectly, issue or suffer to exist any Debt in respect of Capitalized Lease Obligations exceeding in the aggregate $10 million at any one time outstanding.
     (c) Capitalized terms in this Section 8.04 not otherwise defined herein have the meaning set forth in the ANI registration statement in respect of ANI's Senior Discount Debentures due 2006, as filed with the SEC on February 10, 1994.

     9.   MISCELLANEOUS
     9.01 Indemnification. DNI and ANI hereby jointly and severally agree to indemnify and hold Media General harmless from and against any damage to Media General resulting from any material inaccuracies in any representation or warranty or covenant or breach of any covenant made herein by any of the ANI Parties, including all actions, suits, judgments, costs and legal and accounting expenses incident to any of the foregoing.
     9.02 Notices. All notices and other communications hereunder shall be in writing and deemed to have been duly given if delivered by hand or mailed, postage prepaid by certified mail, return receipt requested to the following persons and addresses:
          (a)  To DNI or ANI: Mr. W. Dean Singleton,
                              Vice Chairman
                              Denver Newspapers, Inc.
                              Suite 525
                              4888 Loop Central Drive
                              Houston, Texas 77081

          With Copies to:     Howell E. Begle, Jr., Esq.
                              Verner, Liipfert, Bernhard,
                              McPherson & Hand Chartered
                              Suite 700
                              901 15th Street, N.W.
                              Washington, D.C. 20005

     (b)  To Media General:   Mr. J. Stewart Bryan, III
                              Chairman
                              Media General, Inc.
                              333 East Grace Street
                              Richmond, Virginia 23219

                and
                              George L. Mahoney, Esq.
                              General Counsel & Secretary
                              Media General, Inc.
                              333 East Grace Street
                              Richmond, Virginia 23219

          With Copies to:     Stuart Katz, Esq.
                              Fried, Frank, Harris, Shriver & Jacobson
                              One New York Plaza
                              New York, New York 10004

or to such subsequent persons and addresses as may be specified by notice.
     9.03 Equitable Relief. The parties hereby acknowledge that monetary damages are insufficient to adequately remedy the damages which will accrue, or which have accrued, to a party hereto by reason of a failure to perform any of the obligations required under this Agreement. Therefore, if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person (including DNI) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or personal representative has or have an adequate remedy at law, and such person shall not advance in any such action or proceeding the claim or defense that such remedy at law exists.
     9.04 The Original Agreement. The parties hereto agree that the Original Agreement was in effect and binding on them (and on their respective predecessors in title) from the date thereof to the date of this Agreement. Except as otherwise expressly provided herein, this Agreement now contains the entire agreement among the parties and it may not be modified, changed, or amended unless the same be in writing and signed by all of the parties hereto, or their successors or assigns.
     9.05 Successors and Assigns. All of the terms and conditions herein contained shall bind each of the parties hereto, their successors, assigns, distributees, legatees, heirs, executors, administrators and personal representatives and also any receiver or trustee in bankruptcy or insolvency. Media General and ANI hereby acknowledge the Norwest Security Agreement and the security interest created thereby, and agree that in the event Norwest Bank Colorado, National Association, forecloses on the Denver Post stock under the terms of the Norwest Security Agreement, neither

Norwest Bank Colorado nor any purchaser or subsequent owner of the Denver Post stock in connection with or following such foreclosure shall be bound by any term or condition of this Agreement.
     9.06 Brokers and Expenses. The parties hereto agree to pay their respective expenses incurred in connection with this Agreement. Each of the parties represents that it has had no dealings in connection with this transaction with any finder, broker or other third party who may have a claim against any of the parties hereto arising out of or in connection with any of the transactions contemplated by this Agreement; and each agrees to indemnify the others against and hold the others harmless from any and all liabilities (including without limitation, cost of counsel) to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of, or loss of investment rights or opportunity caused by, the indemnifying party in connection with this Agreement or the transactions contemplated hereby.
     9.07 Waivers. The terms, covenants, representations, warranties or conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time prior to any subsequent change in capital structure to enforce the same. No waiver by any party of any breach of any term, covenant, representation, condition or warranty contained in this Agreement, whether by contract or otherwise, in any one or more instances, shall be deemed to be or construed as a waiver of any other breach of any other term, covenant, representation, condition or warranty contained in this Agreement.
     9.08 Announcement. Such public announcement or "release" describing the transactions provided for herein as may be required by applicable law or regulation shall be made by the Parties, the same to be approved in advance by all Parties. No other public announcement or release with respect to the transactions provided for herein shall be made by any Party, unless the same shall be approved in advance by the other Parties hereto.
     9.09 Captions and Pronouns. The captions appearing in this Agreement are included solely for the convenience of the parties and shall not be given any effect in construing this Agreement. Wherever singular pronouns are used herein, the same shall include the plural, and vice versa and wherever words of any gender are used herein, such words shall include other genders.
     9.10 Choice of Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Virginia, without regard to the conflict of laws provisions thereof.
     9.11 Preemptive Rights Waiver. Each of the Shareholders hereby irrevocably waives any and all preemptive or similar rights that any of them may have with respect to the issuance of the shares of Class A and Class B Common Stock, the Preferred Stock and the Warrant, and with respect to the shares of Class A Common Stock that will be issued upon the exercise of the Warrant.
     9.12 Additional Provisions Re Sale of Class A and Class B Common Stock Tag-Along Rights.
     (a) Except as provided in paragraph (g), no Selling Shareholder shall, individually or collectively, in any one transaction or series of transactions, directly or indirectly, sell or otherwise dispose of shares of Class A Common Stock, Class B Common Stock or, in the case of Media General, the Warrant, including the shares of Class A Common Stock issued and issuable upon exercise of the Warrant (for purposes of this Section 9.12, collectively, "Common Stock") to any person (other than ANI or Media General) (a "Third Party") unless the terms and conditions of such sale or other disposition to such Third Party shall include an offer to each Remaining Shareholder (each, a "Tag-Along Offeree") to include at the option of each Tag-Along Offeree, in the sale or other disposition to the Third Party such number of shares of Common Stock owned by each such Tag-Along Offeree (including, in the case of Media General, any shares issued or issuable upon exercise of the Warrant) at the time of such sale or other disposition determined in accordance with this Section. The Selling Shareholder proposing to effect such sale or other disposition (the "Transferor") shall send a written notice (the "Tag-Along Notice") to each of the Tag-Along Offerees setting forth the number of shares of Common Stock the Third Party is willing to purchase or otherwise acquire. At any time within 45 days after its receipt of the Tag-Along Notice, each of the Tag-Along Offerees may exercise its option to sell a number of shares of Common Stock (including, in the case of Media General, any shares issuable upon exercise of the Warrant) owned by such Tag-Along Offeree determined in accordance with the provisions of paragraph (b) of this Section 9.12 by furnishing written notice of such exercise (the "Tag-Along Exercise Notice") to the Transferor, which Tag-Along Exercise Notice shall set forth the maximum and minimum number of shares of Common Stock that such Tag-Along Offeree wishes to sell or otherwise dispose of to the Third Party.
     (b) If the proposed sale or other disposition to the Third Party by the Transferor is consummated, each Tag-Along Offeree shall have the right to sell to the Third Party as part of such proposed transfer the same percentage of the total number of shares of Common Stock then owned by such Tag-Along Offeree (including, in the case of Media General, any shares issuable upon exercise of the Warrant) as the percentage of the total number of shares of Common Stock then owned by the Selling Shareholder (including, in the case of Media General, any shares issuable upon exercise of the Warrant) to be sold to the Third Party; provided, however, that, in the event that the total number of shares of Common Stock proposed to be sold or otherwise disposed of by the Transferor and all Tag-Along Offerees as set forth in their respective Exercise Notices exceeds the maximum number of shares of Common Stock that the Third Party is willing to purchase or otherwise acquire, then the number of shares of Common Stock to be sold by the Transferor and the Tag-Along Offeree who have given Tag-Along Exercise notices shall be allocated among the Transferor and such Tag-Along Offerees (with rounding to avoid fractional shares) in proportion to the number of shares of Common Stock that each of them originally proposed to sell or otherwise dispose of to the Third Party; provided that if such allocation would result in any such Tag-Along Offeree selling or disposing of less than the minimum number of shares of Common Stock as set forth in such Tag-Along Offeree's Tag-Along Exercise Notice, such Tag-Along Exercise Notice shall be revoked and the shares of Common Stock which such Tag-Along Offeree would otherwise have been entitled to sell or dispose of to the Third Party shall be allocated among the Transferor and the other Tag-Along Offerees who have given Tag-Along Exercise Notices in accordance with the foregoing provisions of the sentence. All calculations pursuant to this paragraph shall exclude and ignore any unissued shares of Common Stock issuable pursuant to stock options, warrants (except the Warrant) and other rights to acquire shares of Common Stock.
     (c) Notwithstanding the provisions of this Section 9.12, if Media General is entitled to sell all of the shares of Common Stock issuable upon exercise of its Warrant pursuant to this Section 9.12, it shall, at its election, be entitled to transfer the Warrant to the Third Party for the same consideration it would have received for such shares of Common Stock minus the exercise price of the Warrant. If, in the reasonable opinion of Media General's counsel, in connection with a sale of any shares of Common Stock (including shares issuable upon exercise of the Warrant) or the Warrant which Media General proposed to make under or pursuant to this Article, Media General is required to comply with the provisions of the HSR, and it is making reasonable efforts to so comply, then the sale of Common Stock to a Third Party shall be deferred until such time that Media General has complied with HSR.
     (d) Each of the Transferor and the Third Party shall have the right, in its sole discretion, at all times prior to consummation of the proposed sale or other disposition giving rise to the tag-along right granted by this
Section 9.12, to abandon, rescind, annul, withdraw or otherwise terminate such sale or other disposition whereupon all tag-along rights in respect of such sale or other disposition pursuant to this Section 9.12 shall become null and void, and neither the Transferor nor the Third Party shall have any liability or obligations to any Tag-Along Offeree with respect thereto by virtue of such abandonment, rescission, annulment, withdrawal or termination.
     (e)  The purchase from the Tag-Along Offeree pursuant to this Section
9.12 shall be on the same terms and conditions, including but not limited to the per share price and the date of sale or other disposition, as are applicable to the Transferor which shall be as stated in the Tag-Along Notice provided to the Tag-Along Offerees by the Transferor.
     (f) If within 45 days after receipt of the Tag-Along Notice, any Tag-Along Offeree has not delivered a Tag-Along Exercise Notice, such Tag-Along Offeree will be deemed to have waived any and all of its rights with respect to the sale or other disposition of Common Stock described in the Tag-Along Notice and the Transferor shall have 90 days after the expiration of such 45 day period in which to sell or otherwise dispose of not more than the number of shares of Common Stock described in the Tag-Along Notice (minus the number of shares of Common Stock sold or otherwise disposed of to the Third Party by Tag-Along Offerees) on terms not more favorable to the Transferor than were set forth in the Tag-Along Notice. If, at the end of 90 days following the receipt of the Tag-Along Notice, the Transferor has not completed the sale or other disposition of Common Stock of the Transferor in accordance with the terms described in the Tag-Along Notice, all the restrictions on sale or other disposition contained in this Agreement with respect to Common Stock owned by the Transferor shall again be in effect.

     (g) The provisions of this Section 9.12 shall not be applicable to any transfer of Common Stock pursuant to Section 3.02(a), 3.02(b), 3.02(c), 3.02(e) or 4 of this Agreement.
     9.13 Registration Rights. From and after the date hereof Media General, as holder of the Warrant and the shares of Class A Common Stock issued or issuable upon exercise of the Warrant, shall have registration rights with respect to such shares of Class A Common Stock as set forth at Exhibit B hereto, which is hereby incorporated in full herein, and with respect to any other "Registrable Securities," as defined therein.
     9.14 Facsimile Signatures: Counterparts. This Agreement may be executed by facsimile signatures and in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first shown above.

                    DENVER NEWSPAPERS, lNC.



                    By:  /s/ E.M. Fluker
                    Its: Senior Vice President/Administration


                    MEDIA GENERAL, INC.



                    By:  /s/ J.S. Bryan III
                    Its: Chairman and President


                    AFFILIATED NEWSPAPERS INVESTMENTS, INC.



                    By:  /s/ E.M. Fluker
                    Its: Senior Vice President/Administration


                    THE SINGLETON FAMILY IRREVOCABLE TRUST

                    By:  /s/ Howell E. Begle, Jr.
                         Howell E. Begle, Jr.
                         (for purposes of Section 1.01 and Section 7 only)


                    By:  /s/ Patricia Robinson
                         Patricia Robinson, Trustee
                         (for purposes of Section 1.01 and Section 7 only)


                    THE SCUDDER FAMILY 1987 TRUST


                    By:  /s/ Jean L. Scudder
                         Jean L. Scudder, Trustee
                         (for purposes of Section 1.01 and Section 7 only)

                    THE SCUDDER FAMILY VOTING TRUST AGREEMENT FOR
                    DENVER NEWSPAPER, INC.


                    By:  /s/ Jean L. Scudder
                         Jean L. Scudder, Trustee
                         (for purposes of Section 1.01 and Section 7 only)


                         /s/ Charles A. Scudder
                         Charles Scudder, Individually
                         (for purposes of Section 1.01 and Section 7 only)


                         /s/ Jean L. Scudder
                         Jean L. Scudder, Individually
                         (for purposes of Section 1.01 and Section 7 only)


                    GARDEN STATE NEWSPAPERS, INC.
                         By:  /s/ W. Dean Singleton
                         William Dean Singleton
                         Its Vice Chairman
                         (for purposes of Section 1.01 and Section 7 only)

         SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                                    for



                          DENVER NEWSPAPERS, INC.








                        Restated as of May 20, 1994

         SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                             Table of Contents


Article


I.   (Name of Corporation)                                             1

II.  (Registered Agent and Office)                                     1

III. (Nature of Business)                                              2

IV.  (Capital Stock)                                                   2

     Common Stock                                                      2

          Voting Rights Generally                                      2
          Voting For Election of Directors                             2
          Voting Regarding Other Matters                               3
          Dividends                                                    4
          Other Distributions                                          4
          Conversion of Class A Shares                                 4
          Conversion of Class B Shares                                 4
          Termination of Separate Class Voting Rights                  5
          Action Without Meeting                                       5

     9% Cumulative Preferred Stock                                     6

          Dividends                                                    6
          Preferences                                                  6
          Protective Provisions                                        7
          Redemption                                                   8
          Voting                                                       9

V.   (Perpetual Existence)                                             9

VI.  (Management)                                                     10

          Board of Directors                                          10
          By-Laws                                                     10
          Voting Rights                                               11

VII. (Indemnification)                                                11

          Right to Indemnification                                    12
          Right of Claimant to Bring Suit                             13
          Non-Exclusivity of Rights                                   14
          Insurance                                                   14

                                     i

VIII. (Cumulative Voting)                                             15

IX.  (Subject to Delaware Law)                                        15

         SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                        OF DENVER NEWSPAPERS, INC.

     Denver Newspapers, Inc., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation), hereby certifies as follows:
     1. The name of the Corporation is Denver Newspapers, Inc. The Corporation was originally incorporated under the name Denver Newspapers, Inc., and the Certificate of Incorporation was filed on September 11, 1987, with the Secretary of State of the State of Delaware;
     2. On December 1, 1987, a Certificate of Amendment of certificate of Incorporation and a Certificate of Designation with respect to the Corporation's 9% cumulative preferred stock were duly filed with the Secretary of State of the State of Delaware;
     3. On December 14, 1992, an Amended and Restated Certificate of Incorporation was duly filed with the Secretary of State of the State of Delaware; and
     4. The Board of Directors of the Corporation, by a unanimous written consent dated May 20, 1994, duly approved resolutions declaring this Second Amended and Restated Certificate of Incorporation of the Corporation to be advisable and submitting the same for approval by the stockholders of the Corporation, such Amendment and Restatement to read in its entirety as follows:
     FIRST: The name of the Corporation (hereinafter called the "Corporation") is: Denver Newspapers, Inc.
     SECOND: The address, including street number, city and county, of the registered Office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the

Corporation in the state of Delaware at such address is The Prentice-Hall Corporation System, Inc.
     THIRD:   The nature of the business and of the purpose to be conducted and promoted by the Corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is as follows:
     1. One Hundred Twenty (120) shares of Class A Common Stock, with a par value of One Dollar ($1.00) per share;
     2. One Hundred Twenty (120) shares of Class B Common Stock, with a par value of One Dollar ($1.00) per share: and
     3. One Thousand Two Hundred (1,200) shares of preferred stock with a par value of one cent ($0.01) per share and a stated value of Twenty-Five Thousand Dollars ($25,000.00) per share, designated "9% Cumulative Preferred Stock" (hereinafter, the "9% Cumulative Preferred Stock").


                               COMMON STOCK

     Voting Rights Generally. Except as otherwise provided by law or by the powers, preferences and other specific rights of the 9% Cumulative Preferred Stock, as set forth below, the holders of the Corporation's Class A and Class B Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes.

     Voting For Election  of Directors.   With respect to the
election of Directors, the holders of Class A and Class B Common stock shall vote separately, as separate classes, and each class shall be entitled to elect one-half of the whole Board of Directors, provided, however, that until the Corporation issues Class A Common Stock, the holders of the Class B Common Stock shall be entitled to elect the entire Board of Directors and to vote upon and take all other actions requiring shareholder voting or approval. The filling of any vacancy with respect to a Director shall be voted upon solely by the holders of the class of Common stock which elected the Director with respect to whose term the vacancy relates. In connection with all elections of Directors, the number of votes to which each shareholder shall be entitled shall be as set forth in the Eighth Article of this Certificate. No election of Directors need be by written ballot.
     Voting Regarding Other Matters. Whenever the holders of Class A or Class B Common Stock shall vote upon any matter other than the election or removal of Directors, they shall vote separately, as separate classes, provided, however, that until the Corporation issues Class A Common Stock, the holders of the Class B Common Stock shall be entitled to vote upon and take all actions requiring shareholder approval. In each such circumstance, unless otherwise expressly provided by law, or by this Second Amended and Restated Certificate of Incorporation, the affirmative vote of three-fourths of the shares voted by the holders of each class of Common Stock shall be required for the approval of any matter voted upon. In connection with all such matters upon which the holders of Class A and Class B Common Stock are entitled to vote, each holder of the Class A or Class B Common Stock shall be entitled to one vote for each share held.
     Dividends. Subject to all of the rights of the 9% Cumulative Preferred Stock, the holders of the Class A and Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. In connection with all such dividends, each share of Class A and Class B Common Stock shall have equal rights of participation, in all respects.
     Other Distributions. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the 9% Cumulative Preferred Stock of the Corporation shall each have been paid in full the amounts to which they shall be entitled or a sum sufficient for such payments in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Class A and Class B Common Stock, to the exclusion of the holders of the 9% Cumulative Preferred Stock. In connection with all such distributions, each share of Class A and Class B Common Stock shall have equal rights of participation, in all respects.
     Conversion of Class A Shares.   Effective upon any sale or transfer of
the legal or beneficial ownership of any shares of Class A Common Stock to the then legal or beneficial owner of any shares of Class B Common Stock or to the purchaser of any Class B Common Stock pursuant to any right of participation, all shares of Class A Common Stock thus transferred shall immediately be converted, on a share for share basis, to shares of Class B Common Stock.

     Conversion of Class B Shares.   Effective upon any sale or
transfer of the legal or beneficial ownership of any shares of Class B Common Stock to the then legal or beneficial owner of any shares of Class A Common Stock or to a purchaser of any Class A Common stock pursuant to any right of participation, all shares of Class B Common Stock thus transferred shall immediately be converted, on a share for share basis, to shares of Class A Common Stock.
     Termination  of  Separate  Class Voting Rights.    Once  the
Corporation has issued Class A Common Stock, then all rights of holders of the Class A and Class B Common Stock to vote separately upon matters, as set forth above, and all rights of holders separately to elect one-half of the whole Board of Directors of the Corporation, as set forth above, shall thereafter immediately terminate whenever the number of shares outstanding of either Class shall at any time be less than 20. Upon such termination, the holders of each outstanding share of Class A and Class B Common Stock shall thereafter be entitled to one vote for each share held (except as otherwise expressly provided in the Eighth Article hereof), and all matters to be voted upon shall be voted upon jointly by the holders of the shares of both Classes of Common Stock.
     Action Without Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken With the written consent of stockholders having not less than the minimum percentage of the vote required by this Second Amended and Restated Certificate of Incorporation for the proposed corporate action, provided that prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous consent.

                       9% CUMULATIVE PREFERRED STOCK

     Dividends. The holders of the 9% Cumulative Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, yearly dividends which shall accrue from day to day from the date of issuance at the rate of 9% of its Stated Value per annum and no more, payable on the first day of each January, with proper adjustment for any dividend period which is less than a full year. Such dividends shall be payable before any dividend shall be paid upon, or set apart for, the Class A or Class B Common Stock of the Corporation and shall be cumulative, so that if in any annual dividend period, dividends at the aforesaid rate shall not have been paid upon or set apart for the 9% Cumulative Preferred Stock, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid upon, or set apart for, the Common Stock. No dividends or Distributions shall be declared or paid on the Class A or Class B Common Stock or any other Capital Stock, as defined below nor shall any such stock be redeemed or repurchased in whole or in part, unless and until the Stated Value of, and all dividends accrued on, the 9% Cumulative Preferred Stock shall have been paid in full. The dividends on the 9% Cumulative Preferred Stock shall be cumulative from the original date of issuance of each certificate evidencing shares thereof as evidenced by the date appearing on such certificates (December 1, 1987).

     Preferences. Upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, and whether or not the Corporation shall have a surplus or earnings available for dividends or upon any distribution of capital or in the event of its insolvency, there shall be paid to the owners of the 9% Cumulative Preferred Stock after the payment in full of all the Corporation's debts and prior to any payment being made to the holders of the Common Stock of the Corporation, a sum equal to (a) $25,000 per share plus (b) an amount equal to all dividends accumulated and unpaid thereon, whether earned or declared or not; but such owners shall not participate in any further distribution of the surplus assets of the Corporation. If the assets remaining after payment of the Corporation's debts are insufficient to pay the full amount due with respect to the 9% Cumulative Preferred Stock as hereinabove provided, such assets as remain shall be divided among the holders of the 9% Cumulative Preferred Stock in proportion to the number of shares of such 9% Cumulative Preferred Stock held.
     Protective Provisions.   So long as any shares of the 9% Cumulative
Preferred Stock remain outstanding, the unanimous consent of the holders of such 9% Cumulative Preferred Stock given in writing or at a special meeting called for that purpose, at which the holders of the 9% Cumulative Preferred Stock shall vote separately as a class, shall be necessary for effecting or validating any one or more of the following transactions:
     1.   The amendment of the Corporation's Charter or By-Laws;
     2. The issuance by the Corporation of any authorized but unissued stock of any class (other than to effect the conversion of Class A and Class B Common Stock under certain circumstances described above under the headings "Conversion of Class A Shares"
and "Conversion of Class B Shares" or upon exercise of the warrant to purchase Class A Common Stock dated December 10, 1992 issued to Media General, Inc.);
     3. The sale, lease, encumbrance, conveyance, transfer or other disposition by the Corporation of all its property or business or any material part thereof necessary to continued conduct of its business or the
parting with control thereof, or the voluntary  dissolution,   liquidation
or winding up of the Corporation; it being understood that any such sale, lease encumbrance, conveyance, transfer or other disposition the proceeds of which are used to repay obligations under the Denver Post Credit Agreement, as defined below, shall not require such vote.
     4. The merger of the Corporation into any other corporation, the merger of any other corporation into the Corporation, or the consolidation of the Corporation with any other corporation; or
     5. Any of the actions set forth in Article I, Section 9 of the By-Laws of the Corporation.
     Redemption. On the 9% Cumulative Preferred Stock Redemption Date (as hereinafter defined) the entire amount of the 9% Cumulative Preferred Stock issued and outstanding shall be purchased and redeemed, to the extent the Corporation may legally do so, and the holders of the shares so purchased or redeemed shall be paid an amount (the "Redemption Amount") in cash equal to (a) $25,000 per share, the Stated Value thereof (the "Capital Portion of the Redemption Amount"), plus (b) the unpaid cumulative preferred dividends thereon accrued from the date of issuance of each share of the 9% Cumulative Preferred Stock to the Redemption Date whether or not earned or declared (the "Dividend Portion of the Redemption Amount"). All payments made with respect to the 9% Cumulative Preferred Stock shall be credited, first, to accrued and unpaid dividends and, second, to the Capital Portion of the Redemption Amount. The 9% Cumulative Preferred Stock Redemption Date shall be the earliest of:
(a) June 30, 1999, (b) the date on which such redemption shall be permissible under the Denver Post Credit Agreement, (c) the date on which the Corporation ceases to own directly at least 51% of all of the outstanding capital stock of the Denver Post and (d) the date on which the Corporation, directly or indirectly, causes or permits the Denver Post to dispose of (by sale, merger, or any other transaction) or to cease to own, voluntarily or involuntarily, all or substantially all of the assets of the Denver Post. As used herein, "Denver Post Credit Agreement" means the Credit Agreement dated as of December 10, 1992 among Bankers Trust Company, Denver Post, Denver Media Holdings Inc., the Corporation and the other banks parties thereto and all Loan Documents (as defined therein) as each such agreement may be amended, or supplemented or otherwise modified or waived from time to time, plus any agreement, instrument or indenture which refinances or refunds in whole or in part any of the obligations under any such agreement (including successive refinancings).
     Voting. The holders of the 9% Cumulative Preferred Stock shall not have any voice or vote in the management of the Corporation nor in any proceedings requiring the affirmative vote or consent of stockholders, except as elsewhere provided in this Second Amended and Restated Certificate of Incorporation, or in the Corporation's By-laws, as amended from time to time.
     FIFTH:  The Corporation is to have perpetual existence.

     SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and its directors and of its stockholders or any class thereof, as the case may be, it is further provided:
     1. The management of the business and the conduct of the affairs of The Corporation shall be vested in its Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall be such even number of Directors as shall be fixed from time to time by, or in the manner provided in, the By-Laws. The phrase "whole board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of Directors which the Corporation would have if there were no vacancies.
     2. The power to adopt, amend, or repeal the By-Laws and to adopt new By-Laws shall be exercised by the unanimous vote of all Directors then serving on the Board of Directors, or by the affirmative vote of the holders of at least three-fourths of the shares of each of the Corporation's Class A and Class B Common Stock, voting as separate classes, in either case with the consent of the holders of the Corporation's 9% Cumulative Preferred Stock, provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in a By-Law adopted by the holders of a majority of each of the Corporation's Class A and Class B Common Shares, voting as separate classes, unless provision for such classification shall be set forth in this Second Amended and Restated Certificate of Incorporation.
     3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Second Amended and Restated Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (b)(2) of
Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.
     SEVENTH: A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability:

          a. For any breach of the Director's duty of loyalty to the Corporation or its stockholders;

          b. For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          c. Under Section 174 of the General Corporation Law of the State of Delaware; or

          d. For any transaction from which the Director derived an improper personal benefit.

     1.   Rights to indemnification.   Each person who was or is made a
party or is threatened to be made a party to or is involved in  any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in the following section hereof, "Right of Claimant to Bring Suit," the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of
Directors  of  the  Corporation.    The  right  to indemnification
conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, which indemnification or advancement of expenses shall not require an undertaking, by or on behalf of the director or officer so indemnified, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified, unless the General Corporation Law of the State of Delaware shall be construed to so require. The Corporation may, by action of its Board of Directors, provide indemnification of Directors and officers.
     2. Right of Claimant to Bring Suit. If a claim under the preceding section, "Right to Indemnification," is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suite against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct get forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.
     4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.
     EIGHTH: At all elections of directors of the Corporation, each holder of stock entitled to vote in the election of directors shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.
     NINTH: From time to time any of the provisions of this Second Amended and Restated Certificate of Incorporation may be further amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws and this Second Amended and Restated Certificate of Incorporation, and all rights at any time conferred upon the stockholders of the Corporation by this Second Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article NINTH.
     5. The stockholder of the Corporation approved the aforesaid Second Amended and Restated Certificate of Incorporation of Denver Newspapers, Inc. by unanimous written consent dated May 20, 1994 in accordance with
Section 228 of the Delaware General Corporation law.
     6. This Second Amended and Restated Certificate of Incorporation is duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation law.

     IN WITNESS WHEREOF, Denver Newspapers, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be executed and acknowledged in accordance with Section 103 of Title 8 of the Delaware Code by E. Michael Fluker, its Senior Vice President/Administration and to be attested by Howell E. Begle, Jr., its Assistant Secretary.


                                        DENVER NEWSPAPERS, INC.


                                        By:  /s/ E.M. Fluker
                                             E. Michael Fluker
                                             Senior Vice President
                                             Administration


ATTEST:

/s/ Howell E. Begle, Jr.
Howell E. Begle, Jr.
Assistant Secretary

                                 EXHIBIT B

                            REGISTRATION RIGHTS


     1. Certain Definitions. As used in this Exhibit B, the following phrases shall have the following respective meanings:
          "Warrant Shares" shall mean the shares of Class A Common Stock, with a par value of $1.00 per share (the "Class A Common Stock") issued or issuable by Denver Newspapers, Inc., a Delaware corporation ("DNI" or the "Company"), upon exercise of a Warrant dated December 10, 1992 to purchase shares of Class A Common Stock of the Company (the "Warrant"), and any other securities that may be issued or issuable by the Company, or any successor of the Company, as a dividend or distribution upon or in exchange for or in replacement or conversion of the Warrant Shares (including any Class B Common Stock, with a par value of $1.00 per share ("Class B Common Stock"), issued upon conversion of the Class A Common Stock) or any such other securities.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act. "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock.

          "Denver Shareholders' Agreement" shall mean the Second Amended and Restated Stock and Warrant Purchase and Shareholders' Agreement dated as of May 20, 1994 of which this Exhibit B is a part.

          "Exchange Act" shall mean the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          ""Holder" shall mean any person who is the owner of record of any of the Registrable Securities.

          "9% Preferred Stock" shall mean the 9% Cumulative Preferred Stock, with a par value of one cent ($0.01) per share and a stated value of twenty-five thousand dollars ($25,000.00) per share, of the Company.


          "Registrable Securities" shall mean any Warrant Shares. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (b) they shall have been sold as permitted by, and in compliance with, Rule 144 (or successor provision) promulgated under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer under the Securities Act or the

          Denver Stockholders Agreement shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding.


          "Registration Statement" shall mean a Registration Statement filed or to be filed by the Company to register under the Securities Act a sale of any of the Registrable Securities by or for the account of any Holder. Such term includes any prospectus included in the Registration Statement.

          "Securities Act" shall mean the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Holders" shall mean the Holders of Registrable
          Securities included in a registration under either Section 2 or
          Section 3 of this Exhibit B.

          "Transfer" shall mean any sale or other disposition of any Registrable Securities which would constitute a sale thereof under the Securities Act.

          All other capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Denver
          Shareholders' Agreement.

     2.   Piggyback Registration.

          (a) If at any time the Company determines that it will file a Registration Statement for any public offering of its securities, either for its own account or the account of any security holder (a "Piggyback Registration"), then the Company shall give written notice to each Holder, at least 45 days in advance of filing such Registration Statement that such filing is expected to be made (the "Piggyback Notice"). Such Notice shall also be given by the Company to all other holders of the Company's securities that are entitled to registration rights with respect to such securities and all such holders shall be offered the opportunity to have such securities included in the Piggyback Registration. Such Notice to each Holder shall be deemed to be confidential information about the Company and the Holder hereby agrees to maintain the confidentiality of such information and shall not, directly or indirectly, take any action (including, without limitation the purchase or sale of the Company's securities), with respect to such information that is inconsistent with the confidential nature of such information. Upon the written request of any Holder received by the Company no later than 30 days following the Piggyback Notice (the "Piggyback Request"), and subject to the conditions set forth in this Section 2, the Company shall include in such Registration Statement all, but not less than all, of the Registrable Securities held by such Holder for the purpose of registering those Registrable Securities for sale by or for the account of such Holder. The Company shall have exclusive control over the filing, amending, withdrawal and other actions regarding such Registration Statement in accordance with the provisions of Section 2(c) hereof. The Company shall have no obligation to give notice to any Holder with respect to the filing of, or to include any Registrable Securities for any Holder in, any Registration Statement on Form S-4 or Form S-8 (or successor forms thereto).
          (b) If the securities to be sold by the Company pursuant to a Registration Statement described in Section 2(a) hereof, or if none are to be sold by the Company then if the majority of the securities to be sold by others pursuant to any such Registration Statement, are to be sold in any underwritten public offering and are of the same class as the Registrable Securities, the right of any Holder to have the Registrable Securities included in the same Registration Statement may be conditioned upon the inclusion of such Holder's Registrable Securities in the same underwriting. The Company, all Selling Holders and all other security holders proposing to sell securities in such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provisions of this Section 2(b), if the managing underwriter, which shall be a reputable and experienced firm selected by the Company, determines that marketing factors require a limitation of the number of securities to be included in the underwriting, the managing underwriter, in its sole discretion, may either eliminate all Registrable Securities from such underwriting, or ratably limit the number of

Registrable Securities to be included in the underwriting for all Selling Holders. The Company shall advise all Holders who shall have requested inclusion of their Registrable Securities in the same underwriting of the aggregate number of Registrable Securities that may be included for all Selling Holders. Such aggregate number shall be allocated among all such Selling Holders in proportion, as nearly as practical, to the number of Registrable Securities for which each Selling Holder requested registration. No Registrable Securities excluded from an underwriting by reason of such marketing limitation shall be included in the Registration Statement. If any Holder disapproves of the terms of the underwriting, he may elect to withdraw his Registrable Securities by giving written notice to the Company and the managing underwriter. After receiving any such Notice, the Company shall withdraw those Registrable Securities from the Registration Statement. If a withdrawal of Registrable Securities or any withdrawal of other securities (except a complete withdrawal of all securities that were to be sold by the Company, in which case the Company may withdraw the Registration Statement in its entirety) makes it possible, within the marketing limitation set by the managing underwriter and the Company, to include in the underwriting a greater number of Registrable Securities held by other Selling Holders participating in such underwriting, then to the extent practical, without delaying the underwriting, the Company shall offer to all Selling Holders who then have Registrable Securities included in the underwriting an opportunity to include additional Registrable Securities in the proportion previously described in this Section 2(b).
          (c) After filing such Registration Statement, the Company shall use its best efforts and shall take all appropriate actions to cause such Registration Statement to become effective as soon as practical. After such Registration Statement becomes effective, the Company shall use its best efforts and shall take all appropriate actions to maintain the effectiveness of such Registration Statement for such reasonable period, not exceeding 15 months, as the Selling Holders participating in such registration may require to complete their contemplated sales in compliance with the Securities Act. So long as the Registration Statement remains in effect, the Company shall furnish to the Selling Holders participating in such registration and their underwriters such quantities of each prospectus included in the Registration Statement as they may reasonably request.
     3.   Registration on Request.
          (a) Request. Subject to Section 3(i) hereof, at any time and from time to time, upon the written request of one or more holders (the "Initiating Holders") of Registrable Securities representing not less than 25% of the Registrable Securities that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities (a "Demand Notice"), the Company will promptly give written notice of such requested registration to all registered Holders of Registrable Securities, and thereupon the Company will use its best efforts to effect the registration under the Securities Act of

               (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders, and
               (ii) all other Registrable Securities which the Company has been requested to register by the Holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company (the "Requesting Holders"), all to the extent requisite to permit the disposition of the Registrable Securities so to be registered.

          (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 3 in connection with an underwritten offering by one or more Selling Holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (a) the managing underwriter of such offering shall have advised each Selling Holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering or (b) the

Selling Holders of not less than 66-2/3% of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.
          (c)  Registration Statement Form. Registrations under this
Section 3 shall be on such appropriate registration form of the Commission as shall be selected by the Company and as shall be reasonably acceptable to the Selling Holders of more than 50% of the Registrable Securities so to be registered. The Company agrees to include in any such Registration Statement all information which, in the opinion of counsel to the Selling Holders of Registrable Securities so to be registered and counsel to the Company, is required to be included.
          (d) Effective Registration Statement. A registration requested pursuant to this Section 3 shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has become effective,
(ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders.
          (e) Selection of Underwriters. The underwriter or underwriters of each underwritten offering of the Registrable Securities so to be registered under this Section 3 shall be selected by the Initiating Holders with the consent of the Selling Holders (including the Initiating Holders) of more than 50% of the Registrable Securities so to be registered.
          (f) Priority in Requested Registration. If the managing underwriter of any underwritten offering shall advise the Company in writing (with a copy to each Selling Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Selling Holders of 66-2/3% of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Selling Holders requesting such registration on the basis of the percentage of the Registrable Securities of such Selling Holders requested so to be registered. No Registrable Securities excluded from an underwriting by reason of proration under this Section 3(f) shall be included in the Registration Statement. If the Selling Holders of more than 50% of the Registrable Securities so to be registered elect to sell their Registrable Securities in an underwritten public offering, the right of any other Holder to have Registrable Securities included in the same Registration Statement shall be conditioned upon the inclusion of such Holder's Registrable Securities in the same underwriting. All Holders proposing to sell their Registrable Securities in such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected in the manner set forth above. If any Holder disapproves of the terms of the underwriting, he may elect to withdraw his Registrable Securities by giving written notice to the Company and the managing underwriter. After receiving any such notice the Company shall withdraw those Registrable Securities from the Registration Statement.
          (g) Stock Split. In connection with an initial public offering, upon request from the Initiating Holders, or the managing underwriters selected in accordance with Section 3(e), the Company and its shareholders shall promptly effect a stock split of the Common Stock on a pro rata basis to provide for such number of shares as the Initiating Holders or such managing underwriter determines is appropriate.
          (h) Limitations if Company Offering in Process. After the initial public offering of Warrant Shares, notwithstanding the other provisions of this Section 3, the Company shall not be obligated to file any Registration Statement pursuant to Section 3 hereof during any period commencing with the date of filing of a Registration Statement under the Securities Act pertaining to an underwritten public offering of Common Stock to be sold by or for the account of the Company and ending three months after the effective date of such Registration Statement, provided that (i) the procedures of Section 2 are complied with in connection with such offering, (ii) the managing underwriter determined that marketing factors required the exclusion of all Registrable Securities and (iii) during such period the Company and the managing underwriter in good faith use reasonable efforts to cause such Registration Statement to become effective and to complete the public offering covered by such Registration Statement.
          (i) Limitations on Registration on Request. Notwithstanding anything in this Section 3 to the contrary, in no event will the Company be required to effect, in the aggregate pursuant to this Section 3, without regard to the holder of Registrable Securities making such request, more than three registrations during the term of this Agreement.
     4. Registration and Qualification Procedures. Whenever the Company is required by the provisions of Section 3 to use its best efforts to effect the registration of any Registrable Securities under the Securities Act or the Company is required by the provisions of Section 2 to include Registrable Securities in any registration of its securities, the Company will:
          (i) as expeditiously as possible and in any event within 60 days of the Demand Notice in the case of a request for registration pursuant to
Section 3, prepare and file with the Commission a Registration Statement with respect to such Registrable Securities in connection with which the Company will give each Selling Holder, the underwriters, if any, their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants that have examined its financial statements as shall be necessary, in the opinion of such Selling Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;
          (ii) in the case of registration required by Section 3, use its best efforts to cause such registration statement to become effective not later than 120 days after the Demand Notice;
          (iii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and the prospectus current and to comply with the provisions of the Securities Act with respect to the sale of the securities covered by such registration statement whenever the Selling Holder of such securities shall desire to sell the same; provided, however, the Company shall have no obligation to file any amendment or supplement at its own expense more than 15 months after the effective date of such Registration Statement;
          (iv) furnish to each Selling Holder such numbers of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and such other documents as each such Selling Holder may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities owned by such Selling Holder in conformity with (A) the requirements of the Securities Act and (B) such Selling Holders' proposed method of distribution;
          (v) register or qualify the Registrable Securities covered by such Registration Statement under the securities laws of such jurisdictions within the United States as each Selling Holder shall reasonably request, and do such other reasonable acts and things as may be required of it to enable each Selling Holder to consummate the sale or other disposition in such jurisdictions of the securities owned by such Selling Holder; provided, however, that the Company shall not be required to (A) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdictions, or (B) qualify as a dealer in securities;
          (vi) furnish, at the request of any Selling Holder on the date such Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such Registrable Securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to each Selling Holder, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Selling Holder of such Registrable Securities may reasonably request and are customarily included in such opinions and (ii) letters, dated, respectively, (1) the effective date of the Registration Statement and (2) the date such securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent public accountants of recognized national standing selected by the Company, addressed to the underwriters, if any, and to the Selling Holder making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the Selling Holder of such Registrable Securities may reasonably request and are customarily included in such letters;
          (vii) enter into and perform an underwriting agreement with the managing underwriter, if any, selected as provided herein, containing customary (A) terms of offer and sale of the Registrable Securities, payment provisions, underwriting discounts and commissions, and (B) representations, warranties, covenants, indemnities, terms and conditions; the Selling Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Selling Holders; such Selling Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holders and such Selling Holders' intended method of distribution and any other representation required by law and Section 7(c) hereof; and
          (viii) notify each Selling Holder at any time when a prospectus relating to the registration is required to be delivered under the Securities Act, upon discovery that, or upon happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein not misleading in the light of the circumstances under which they were made, and at the request of any such Selling Holder promptly prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.
     5. Allocation of Expenses. If the Company is required by the provisions hereof to use its best efforts to effect the registration or qualification under the Securities Act or any state securities laws of any Registrable Securities, the Company shall pay all expenses in connection therewith (other than underwriting discounts and commissions attributable to the Registrable Securities being registered or qualified), including, without limitation, (i) all expenses incident to filing with the National Association of Securities Dealers, (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, except to the extent in a registration pursuant hereto the holders of Registrable Securities elect to engage accountants or attorneys in addition to the accountants and attorneys engaged by the Company and one firm of attorneys for the Selling Holders, in which case such holders shall pay the fees and expenses of such additional accountants and attorneys, (v) expenses of any special audits incident to or required by any such registration or qualification, (vi) premiums for insurance in such amount, if any, deemed appropriate by the managing underwriter and (vii) expenses of complying with the securities laws of any jurisdictions in connection with such registration or qualification.
     6. Indemnifications. In connection with any Registration Statement filed pursuant to this Exhibit B, the Company shall indemnify and hold harmless each Selling Holder whose Registrable Securities are included in the Registration Statement, each underwriter who may purchase from or sell any Registrable Securities for any such Selling Holder and each person who controls any such Selling Holder or any such underwriter, within the meaning of the Securities Act or the Exchange Act and against any and all losses, claims, damages, and liabilities (joint or several) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any preliminary prospectus, prospectus or offering material or any related state securities or "blue sky" applications or other instruments or caused by any omission or alleged omission to state in the Registration Statement or any preliminary prospectus, prospectus or offering material or any related state securities or "blue sky" applications or other instruments any material fact required to be stated or necessary to make the statements which are made not misleading, or any violation or alleged violation of the Exchange Act, state securities laws, or the rules and regulation thereunder, together with the costs of investigating and defending any such claim (including reasonable attorneys' fees) except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by such Selling Holder, underwriter or controlling person expressly for use in the Registration Statement or any related state securities or "blue sky" applications or other instruments. Each Selling Holder whose

Registrable Securities are included in any Registration Statement filed pursuant to this Exhibit D shall severally, and not jointly, indemnify the Company, its directors, each officer signing the Registration Statement, each other person (including each other Holder) whose securities are included in the Registration Statement, each underwriter who may purchase from or sell any securities for the Company or any other person pursuant to the Registration Statement and each person, if any, who controls the Company, any such other person or any such underwriter, within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any related state securities or "blue sky" applications or other instruments or caused by any omission or alleged omission to state in the Registration Statement or any related state securities or "blue sky" applications or other instruments any material fact required to be stated or necessary to make the statements which are made not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing signed by an officer of the Selling Holder from whom indemnification is sought expressly for use in the Registration Statement or any related state securities or "blue sky" applications or other instruments. To the extent the provisions contained in this Exhibit B are in conflict with any indemnification provisions that are included in any underwriting agreement entered into by the Company and/or one or more Selling Holders with one or more underwriters in connection with any underwritten public offering registered under any Registration Statement filed pursuant to this Exhibit B, the provision of the underwriting agreement shall govern. The indemnities provided for in this Section 6 shall be independent of and in addition to any other indemnity provisions of the Agreement.

     7    Miscellaneous
          (a) Each Selling Holder whose Registrable Securities are included in any Registration Statement filed pursuant to this Exhibit B shall furnish to the Company such information regarding such Selling Holder and the sale proposed by such Selling Holder as may reasonably be required for inclusion in the Registration Statement or any related state securities or "blue sky" applications or other instruments, as may be necessary to provide supplement information to the Commission, the National Association of Securities Dealers, Inc. or any administrator of any state securities or "blue sky" law, or as the Company or any underwriter may reasonably request.
          (b) The registration rights granted in this Exhibit B are not assignable, in whole or in part, without the prior written consent of the Company, except such rights shall transfer with the ownership of the Warrant and Registrable Securities.
          (c) As a condition to having Registrable Securities included in any Registration Statement filed pursuant to this Exhibit B, such Holder may be required to agree, in a manner acceptable to the Company, that in selling the Registrable Securities the Holder will comply with all applicable laws and regulations including, but not limited to, Rules 10b-2, 10b-6 and 10b-7, if applicable, promulgated under the Securities Exchange Act of 1934, as amended.

                                                            Exhibit C

              Verner, Liipfert, Bernhard, McPherson And Hand
                                 Chartered
                           901-15th Street, N.W.
                          Washington, D.C.  20005-2301
                              (202) 376-6000
                        Telecopier: (202) 371-6279

8280 Greensboro Drive
Suite 601
McLean, Virginia  22102
(703) 749-6000
Telecopier: (703) 749-6027

2600 Texas Commerce Tower
600 Travis
Houston, Texas  77002
(713) 237-9034
Telecopier (713) 237-1216
                               May 20, 1994


Media General, Inc.
333 Grace Street
Richmond, VA  23219

Ladies and Gentlemen:

     We have acted as counsel to Affiliated Newspapers Investments, Inc., a Delaware corporation, ("ANI"), Garden State Newspapers, Inc., a Delaware corporation ("Garden State"), Affiliated Newspapers Investment Company, a Delaware corporation ("ANIC"), Denver Newspapers, Inc., a Delaware corporation ("DNI"), Denver Media Holdings, Inc., a Delaware corporation ("DNI"), Denver Media Holdings, Inc., a Delaware corporation, ("DMHI"), North Jersey Newspapers, Inc., a Delaware corporation ("NJNI"), Montclair Newspapers, Inc., a Delaware corporation ("Montclair"), NJN Holdings L.P., a Delaware limited partnership ("NJNLP"), North Jersey Newspapers Company, a New Jersey general partnership ("NJN Co."), The Singleton Family Irrevocable Trust, a trust created under an agreement dated October 31, 1991, under the laws of Utah (the "Revocable Trust"), and W. Dean Singleton in connection with the transactions contemplated by the Letter Agreement dated March 16, 1994, as amended on May 3, 1994, among Garden State, ANIC and you (the "Media General Letter Agreement"). (ANI, Garden State, ANIC, DNI, DMHI, DPC, NJNI, Montclair, NJNLP, NJN Co., the Revocable Trust, the Irrevocable Trust and W. Dean Singleton are sometimes individually referred to herein as a "Client" and sometimes collectively referred to herein as "Our Clients.")
     This opinion is being furnished to you at the request of Our Clients and in satisfaction of the requirement set forth in Section 2.01(e) of the Second Amended Denver Shareholders' Agreement (as defined below). Any capitalized term used and not defined herein shall have the meaning assigned to such term in the Agreements (as such term is defined below).
     We have reviewed the following documents, each of which is dated as of the date hereof, unless otherwise noted:
     1.   Media General Letter Agreement;

     2. Stock Purchase Agreement by and between Media General and ANI (the "Media General Stock Purchase Agreement") relating to the purchase by ANI from Media General of 400 shares of Class A Common Stock, 600 shares of Series A Preferred Stock, and 738.663 shares of Series C Preferred Stock of Garden State;
     3. Warrant Purchase Agreement between Media General and ANI (the "Media General Warrant Purchase Agreement") relating to the purchase by ANI from Media General of a warrant to purchase shares of Class A Common Stock of ANIC (the "ANIC Warrant");
     4. Exchange Agreement between Media General and Garden State (the "Media General Exchange Agreement") relating to the exchange (the "Exchange") by Garden State and Media General of 1,200 shares of Garden State's Series B Preferred Stock currently owned by Media General for 1,200 shares of DNI 9% Preferred Stock (the "DNI 9% Preferred Stock Shares") currently owned by Garden State;
     5. Second Amended and Restated Stock and Warrant Purchase and Shareholders' Agreement among ANI, DNI and Media General (the "Second Amended Denver Shareholders' Agreement") relating to the rights and obligations of the parties thereto;
     6. Capital Contribution Agreement (the "Capital Contribution Agreement") among ANI, DNI and Media General relating to certain capital contributions to DNI;
     7. Termination Agreement among DPC, DMHI, DNI, The Times Mirror Company ("Times Mirror"), ANIC, NJNI, NJNLP, NJN Co. and Montclair (the "Termination Agreement") terminating a Master Agreement dated as of December 10, 1992 among such parties;
     8. Termination of Warrant Agreement among DNI, DMHI and Times Mirror (the "Termination of Warrant Agreement");
     9. Termination of NJN Holders' Agreement by and among NJNLP, ANIC, NJNI, Montclair, Garden State, the Revocable Trust, the Scudder Family Voting Trust Agreement for Garden State Newspapers, Inc. and TMACQ, Inc., a Delaware corporation ("TMACQ") (the "Termination of NJN Holders' Agreement");
     10. Termination of Denver Post Stockholders' Agreement by and among DMHI, DNI, The Irrevocable Trust, The Scudder Family 1987 Trust, The Scudder Family Voting Trust for Denver Newspapers, Inc., Jean L. Scudder, Charles Scudder and The Times Mirror Company (the "Termination of Denver Post Stockholders' Agreement");
     11. Stock and Warrant Purchase Agreement by and between Times Mirror and DNI (the "Stock and Warrant Purchase Agreement");

     12. Termination of Rights Agreement by and among NJNLP, DPC and ANIC (the "Termination of Rights Agreement");
     13. Termination of NJNLP Rights Agreement Assignment by and among DPC, Times Mirror and TMACQ (the "Termination of NJNLP Rights Agreement Assignment");
     14.  Waiver Agreement among W. Dean Singleton, Charles Scudder, Jean
L. Scudder, Carolyn S. Miller as custodian for her children, Elizabeth H. Difani individually and as custodian for her children and Media General (the "Waiver Agreement");
     15. Termination Agreement among Media General, the Revocable Trust, Charles Scudder, Jean L. Scudder, Carolyn Miller as custodian for her children, Elizabeth H. Difani as custodian for her children, Jean L. Scudder as voting trustee under the Scudder Family Voting Trust for Garden State Newspapers and Garden State (the "Garden State Shareholders' Termination Agreement"); and

     16. Termination Agreement among Media General, Jean L. Scudder as trustee under the Scudder Family 1987 Trust, Charles Scudder, Jean L. Scudder, Jean L. Scudder as trustee under the Scudder Family Voting Trust for Denver Newspapers and ANIC (the "ANIC Shareholders' Termination Agreement").
     The Media General Letter Agreement, Media General Stock Purchase Agreement, Media General Warrant Purchase Agreement, Media General Exchange Agreement, Capital Contribution Agreement, Second Amended Denver Shareholders' Agreement, Termination Agreement, Termination of Warrant Agreement, Termination of NJN Holders' Agreement, Termination of Denver Post Stockholders' Agreement, Stock and Warrant Purchase Agreement, Termination of Rights Agreement, Termination of NJNLP Rights Agreement Assignment, Waiver Agreement, Garden State Shareholders' Termination Agreement and ANIC Shareholders' Termination Agreement are sometimes individually referred to herein as an "Agreement" and sometimes collectively referred to herein as the "Agreements."
     In addition, in connection with the opinions set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Furthermore, we have assumed the legal capacity to sign of all individuals executing documents (other than those of the officers and representatives of Our Clients), the genuineness and authenticity of all signatures on original documents, instruments and certificates and the accuracy of all records of Our Clients made available to us. We have also assumed that you and all other parties to the Agreements other than Our Clients (the "Other Parties") have the power and authority to execute, deliver and perform the Agreements; that you and each of the Other Parties have duly and validly executed and delivered the Agreements; that the Agreements are legally valid and binding on and enforceable against you and each of the Other Parties; and that you and each of the Other Parties will seek to enforce your or their rights under such Agreements in a commercially reasonable manner.
     With respect to various matters of material facts, we have relied on representations by officers of Our Clients, and we have assumed the accuracy of the representations and warranties of all parties thereto in the Agreements. Where matters are stated to be "to the best of our knowledge" or "to the best of our knowledge after due inquiry" or "known to us", our investigations consisted of an inquiry of the officers of Our Clients and attorneys at our firm who have worked on matters on behalf of such Client, and a review of the documents contained in our files, and we have not made any investigation as to, and have not independently verified, the facts underlying such matters, nor have we undertaken a search of court dockets in any jurisdiction. The term "threatened," when used herein in reference to any action, proceeding or investigation, shall have the meaning ascribed to the term "threatened litigation" as used in the American Bar Association Statement of Policy on Lawyers Responses to Auditors' Requests for Information dated January 15, 1976.
     We have assumed that there are no additional or subsequent agreements or modifications or amendments to the Agreements not known to us which might alter or amend the provisions thereof.
     1. Each Client (other than the Revocable Trust, the Irrevocable Trust and Mr. Singleton) (individually a "Corporate Client" and collectively the "Corporate Clients") is a corporation incorporated, validly existing and in good standing under the laws of the State of

Delaware, except DPC is a corporation incorporated, validly existing and in good standing under the laws of the State of Colorado. Each Corporate Client has all corporate power and authority, and each other Client has all necessary power and authority, to enter into the respective Agreement to which such Client is a party and to carry out the transactions contemplated thereby.
     2. The execution, delivery and performance of each of the Agreements has been duly authorized by all necessary action by each of Our Clients which is a party to such Agreement, and each Agreement constitutes a legal, valid and binding obligation of each Client party thereto, enforceable against such Client in accordance with its terms.
     3. The Second Amended Denver Shareholders Agreement constitutes a legal, valid and binding obligation of the

Irrevocable Trust, enforceable against such Trust and the Trustees and beneficiaries thereunder.
     4. Neither the execution and the delivery of the Agreements, nor the consummation of the transactions contemplated thereby, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Client party to such Agreement is subject (or any provision of the charter or bylaws of such Client) or (B) to our actual knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which such Client is a party or by which it is bound or to which any of its assets is subject where such event would have a material adverse effect on Media General's rights and/or benefits under the Agreements.
     5. Except for such as have been given, made or obtained, Our Clients need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or other person or entity in order for the parties thereto to consummate the transactions contemplated by each Agreement.
     6. Delivery of a stock certificate evidencing the DNI 9% Preferred Stock Shares by Garden State to Media General pursuant to the Media General Exchange Agreement will transfer to Media General good and marketable title to the DNI 9% Preferred Stock Shares, free and clear of all restrictions on transfer (other than any restrictions under the Securities Act, state securities laws, and the Second Amended Denver Shareholders' Agreement) and any claims, taxes, demands, liens, liabilities, security interests and encumbrances created by or arising through Garden State.
     7. To our actual knowledge, there is no action, proceeding or investigation brought by any third party pending against any of Our Clients, and none of Our Clients has received any threat thereof, which questions the validity of the Agreements or the right of Our Clients to enter into the Agreements or consummate the transactions contemplated thereby.
     8. The DNI 9% Preferred Stock Shares have been duly and validly issued, and such Shares are fully paid and nonassessable.
     9. With respect to Garden State, the Exchange is a permissible transaction under the provisions of Section 160 of the General Corporation Law of Delaware.

     Our opinions contained herein are subject to the following qualifications:
          (i) Except as set forth in paragraph 9 above, statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject (a) to limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating to or affecting the enforceability of creditors' rights, (b) equitable principles limiting the availability of equitable remedies, (c) as to rights to indemnify, to limitations that may exist under federal or state laws and the public policy underlying such laws, (d) to limitations as to enforceability that may be imposed under the fraudulent conveyance statutes as currently in effect, and (e) limitations as to the enforceability of clauses providing that "time is of the essence" where the passage of time has not prejudiced the party seeking enforcement of rights granted thereto. In addition, we express no opinion regarding the availability of any equitable remedy or relief available upon enforcement of any right under any agreement or document.
          (ii) We render no opinion as to the federal or state securities laws, rules or regulations.
          (iii) We express no opinion on the enforceability or any provision of any document that provides that the provisions of any document are severable in the event that a provision of such document is determined by a court to be material and unenforceable.
          (iv) We note that we do not purport to be experts on, or to give any opinion concerning, the laws of any jurisdiction other than the federal law of the United States, the General Corporation Law of the State of Delaware and the laws of the Commonwealth of Virginia.
          (v) We have made no independent investigation of any matter except as herein specified.
          (vi) The opinions are limited to the matters set forth in this letter. No other opinion should be inferred beyond the matters expressly stated.
          (vii) The opinions herein expressed are rendered solely for your benefit and may not be relied upon by any other person or entity for any purpose.
          (viii) To the extent that you have actual knowledge of any fact which, at the date hereof, you know to be inconsistent with our opinion as herein set forth, we will not be held responsible for such inconsistency.
          (ix) We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.
          (x) Howell E. Begle, Jr., Of Counsel to this form, is also General Counsel to Our Clients.

                                        Respectfully submitted,

                                        VERNER, LIIPFERT, BERNHARD,
                                        McPHERSON AND HAND CHARTERED

                                        By:  /s/ Michael D. Golden
                                             ------------------------
                                             Michael D. Golden
                                             Shareholder